UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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ESCO TECHNOLOGIES INC.

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ESCO TECHNOLOGIES INC.

9900A Clayton Road, St. Louis, Missouri 63124

NOTICE AND PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS
OF ESCO TECHNOLOGIES INC.

St. Louis, Missouri

December 11, 2019

TO THE SHAREHOLDERS OF ESCO TECHNOLOGIES INC.:

The 2020 Annual Meeting of the shareholders of ESCO Technologies Inc. will be held on Friday, January 31, 2020 at 1500 Fifth Avenue South, Naples, Florida 34102, beginning at 9:00 a.m. Eastern Time, for the following purposes:

1.	To elect Patrick M. Dewar, Vinod M. Khilnani and Robert J. Phillippy as directors of the Company to serve for three-year terms expiring in 2023;

2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2020; and

3.	Say on Pay – An advisory vote to approve the compensation of the Company’s executive officers.

Your Board of Directors recommends that you vote “FOR” all of the above director nominees and “FOR” Proposals 2 and 3.

Shareholders of record at the close of business on December 2, 2019 are entitled to vote at the Meeting.

Information about each of the above Proposals, as well as additional relevant information concerning the Company, is set forth in the accompanying Proxy Statement and in the Company’s 2019 Annual Report to Shareholders. Instructions for voting, as well as for receiving a paper copy of the proxy materials, are set forth in the “Important Notice Regarding the Availability of Proxy Materials” for the Meeting sent to all shareholders entitled to vote at the Meeting beginning on or about December 11, 2019.

Thank you for your ongoing support.

ESCO Technologies Inc.

By:
Victor L. Richey Chairman, Chief Executive Officer and President

Alyson S. Barclay Secretary

Even if you plan to attend the Meeting in person, please vote electronically via the Internet at www.investorvote.com/ESE or by telephone within the United States, U.S. territories or Canada at 1-800-652-VOTE (8683), or if you requested paper or e-mail copies of the proxy materials, please complete, sign, date and return the proxy card.

PROXY STATEMENT

This Proxy Statement is being furnished by ESCO Technologies Inc. (the “Company”) in connection with the solicitation of proxies for the Company’s 2020 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held on Friday, January 31, 2020 at 1500 Fifth Avenue South, Naples, Florida 34102, beginning at 9:00 a.m. Eastern Time, for the purposes set forth in the Notice of Annual Meeting above.

A Notice of the Meeting and of the availability of this Proxy Statement and related materials was sent on or about December 11, 2019 to all persons who held shares of the Company’s common stock (“shares”) as of the close of business on December 2, 2019, the record date for determining the persons entitled to vote at the Meeting. As of the record date, there were 25,981,313 shares outstanding and entitled to be voted at the Meeting.

This proxy solicitation is being made by the Board of Directors of the Company by mail and via the Internet. Proxies may also be solicited by telephone, e-mail or fax by directors, officers or regular employees of the Company. The expenses of this solicitation will be paid by the Company.

Whether or not you expect to be present in person at the Meeting, please vote in advance using one of the voting methods described in the “Important Notice Regarding the Availability of Proxy Materials” sent to the shareholders on or about December 11, 2019, which contained instructions on how to access the proxy materials and vote electronically via the Internet, by telephone, by mail, or in person. That Notice also contained instructions on how to request a paper or e-mail copy of the proxy materials, including the Company’s 2019 Annual Report to Shareholders, this Proxy Statement, and a proxy card. The 2019 Annual Report to Shareholders and this Proxy Statement are also available for review on the Company’s website, www.escotechnologies.com.

In voting, you have several choices:

•	You may vote on each proposal, by proxy or by voting in person or via the Internet or by telephone, in which case your shares will be voted in accordance with your choices.

•	You may abstain from voting on any one or more proposals, or withhold authority to vote for any one or more directors, which will have the effect described under the description of that proposal.

•	You may return a properly executed proxy form without indicating your preferences, in which case the proxies will vote the shares as follows: (1) FOR election of the directors nominated by the Board of Directors, (2) FOR ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020, and (3) FOR the advisory approval of executive compensation.

You will have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company, or by duly executing and delivering a proxy bearing a later date, or by attending the Meeting and casting a contrary vote in person.

* * * * *

ITEMS TO BE VOTED ON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the election of
Patrick M. Dewar, Vinod M. Khilnani and Robert J. Phillippy as directors of the Company.

The Company's Bylaws provide that the number of directors shall not be less than three nor greater than ten, with the exact number to be determined from time to time by majority vote of the Board of Directors. In accordance with this provision, the Board has fixed the authorized number of directors at nine.

The Board is divided into three classes, with the terms of office of each class ending in successive years. The terms of directors Patrick M. Dewar, Vinod M. Khilnani and Robert J. Phillippy will expire at the Meeting, and each has been nominated to serve for three-year terms expiring at the 2023 Annual Meeting.

If elected, each of the nominees would serve until the expiration of his term and until his successor has been elected and qualified. Proxies cannot be voted for more than three nominees. Should any one or more of the nominees become unable or unwilling to serve (which is not expected), the proxies unless marked to the contrary will be voted for such other person or persons as the Board may recommend.

Certain information with respect to these nominees and the other directors whose terms of office will continue after the Meeting is set forth below, including each director’s business experience, directorships at other public companies during at least the past five years, and the specific experience, qualifications, attributes and skills which, among other reasons, have led the Board to conclude that such person is qualified to serve as a director.

Further information about the Board of Directors and its committees is set forth in the section captioned “Corporate Governance Information” beginning on page 10.

Nominees for Terms Ending in 2023

Patrick M. Dewar	Age 59; Director since 2017

Mr. Dewar’s extensive strategic and operational experience in the aerospace and defense markets makes him well-qualified to assist in guiding Company strategy at the highest levels.

Principal Occupation and Business Experience: Since August 2016, Mr. Dewar has been the Chief Executive of The Trenton Group, LLC, an investment and strategy consulting firm focused on security, aerospace and defense technology companies. From 2013 until August 2016 he was Executive Vice President of Lockheed Martin International and Chairman of Lockheed Martin Global, Inc., and from 2010 to 2013 he was Senior Vice President, Strategy and Business Development for Lockheed Martin Corporation. Prior to that he served in various capacities with Lockheed Martin and GE Aerospace.

Public Company Directorships: In addition to serving on the Company’s Board of Directors. Mr. Dewar is a director (since February 2018) of Butler America Aerospace, LLC, a subsidiary of HCL Technologies Ltd. which provides a wide range of engineering, design, IT and support services primarily to aerospace and defense markets in the United States.

Other Experience and Education: Mr. Dewar holds a Master of Science degree in Electrical Engineering from Drexel University as well as a Bachelor of Science degree in Engineering from Swarthmore College. He is a member of the Council on Foreign Relations and serves as a senior adviser to numerous investment firms on aerospace and defense matters.

Vinod M. Khilnani	Age 67; Director since 2014

As a former public company executive, Mr. Khilnani brings to the Board of Directors a wealth of management experience and business knowledge regarding operational, financial and corporate governance issues, as well as extensive international experience with global operations.

Principal Occupation and Business Experience: Mr. Khilnani is the retired Executive Chairman of the Board of Directors of CTS Corporation, Elkhart, Indiana, which designs, manufacturers, and sells electronic components and sensors primarily to original equipment manufacturers worldwide. He joined CTS in May 2001 as Senior Vice President and Chief Financial Officer; in July 2007, he became President and Chief Executive Officer; in 2009 he was also elected as Chairman of the Board; and from January 2013 until his retirement in May 2013 he served as Executive Chairman. Mr. Khilnani has over 35 years of experience in the electronics, aerospace and commercial manufacturing industries, including extensive experience in mergers and acquisitions and international business development in Asia and Europe as well as North America.

Public Company Directorships: In addition to serving on the Company’s Board of Directors, Mr. Khilnani is a director (since 2009) of Materion Corporation, a manufacturer of advanced materials, performance alloys and composites, and precision coatings, where he serves as Non-Executive Chairman of the Board (since January 2018, prior to which he was Lead Director) and Chair of both the Executive Committee and the Governance and Organization Committee as well as a member of the Compensation Committee; a director (since April 2013) of 1st Source Corporation, the parent company of 1st Source Bank, where he serves as Chairman of the Audit Committee and a member of the Executive Committee; and a director (since October 2014) of Gibraltar Industries, Inc., a manufacturer and distributor of products for the building markets, where he serves as Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee.

Other Experience and Education: Mr. Khilnani holds a Master of Business Administration degree from the University of New York at Albany, and a Bachelor of Arts degree in Business Administration from Delhi University.

Robert J. Phillippy	Age 59; Director since 2014

Along with his experience as chief executive officer of a publicly held technology company, Mr. Phillippy brings to the Board of Directors extensive experience in mergers and acquisitions as well as in new product innovation and international business development.

Principal Occupation and Business Experience: Mr. Phillippy is an independent consultant, advising technology companies on a range of strategic, operational and organizational issues. From 2007 until April 2016 he was the President, Chief Executive Officer and a director of Newport Corporation, which develops, manufactures and supplies lasers, optics and photonics technologies, products and systems for scientific research, microelectronics, defense and security, life and health sciences and industrial markets worldwide. Mr. Phillippy joined Newport in 1996 and served in various executive management positions prior to his appointment as Chief Executive Officer in 2007. In April 2016 Newport was acquired by MKS Instruments, a publicly held provider of instruments, components, subsystems, and process control solutions for advanced manufacturing applications, and from July 2016 to May 2018 Mr. Phillippy served on the board of directors of MKS Instruments. From April 2016 to September 2016 he also served as Executive Advisor to MKS Instruments.

Public Company Directorships: In addition to his current service on the Company’s Board of Directors, Mr. Phillippy is a director (since May 2018) of Materion Corporation, a manufacturer of advanced materials, performance alloys and composites, and precision coatings, where he serves as a member of both the Audit Committee and the Governance and Organization Committee, and a director (since November 2018) of Kimball Electronics, Inc., a contract manufacturer of durable electronics and other products for a variety of industries globally, where he serves as a member of the Audit Committee. He was a director of MKS Instruments from July 2016 until May 2018 and a director of its predecessor Newport Corporation from 2007 until April 2016.

Other Experience and Education: Mr. Phillippy holds a Master of Business Administration degree from Northwestern University’s Kellogg School of Management, and a Bachelor of Science degree in Electrical Engineering from the University of Texas at Austin. He has over 30 years of experience in technology-related industries, including various sales and marketing management positions at Square D Company, an electrical equipment manufacturer, from 1984 to 1996.

Directors Continuing in Office

Gary E. Muenster (Term expires 2021)	Age 59; Director since 2011

Mr. Muenster’s current position as Chief Financial Officer as well as his other financial and operational responsibilities during his long period of service with the Company make him uniquely qualified to provide the Board of Directors with valuable insights into the Company’s financial position and business opportunities.

Principal Occupation and Business Experience: Mr. Muenster has been the Chief Financial Officer of the Company since 2002. He has been the Executive Vice President of the Company since 2008, and was Senior Vice President from 2005 to 2008. Over the past 20 years, Mr. Muenster has served in a number of senior financial management positions with the Company with increasing responsibilities. Prior to joining the Company, Mr. Muenster was employed by one of the world’s largest international certified public accounting firms, KPMG LLP. In this role, Mr. Muenster served as Client Manager, auditing and providing financial, accounting and Securities and Exchange Commission compliance services to several of St. Louis’ largest publicly-traded global manufacturing companies, including Emerson Electric Co.

Public Company Directorships: Mr. Muenster currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Muenster received a Bachelor of Science degree in Accounting from St. Louis University, and has been a licensed CPA.

Leon J. Olivier (Term expires 2022)	Age 71; Director since 2014

Mr. Olivier has broad utilities industry experience gained over a 30-year career in all aspects of strategy and operations. These include conventional and nuclear generation, renewable energy development (hydro, wind and solar), electric and gas transmission, distribution and development, and Smart Grid strategy and design. This experience, including his extensive experience in senior leadership and management roles, makes him well qualified to serve on the Board of Directors and to assist in guiding strategy at the highest levels.

Principal Occupation and Business Experience: Mr. Olivier has been the Executive Vice President of Enterprise Energy Strategy and Business Development of Eversource Energy (formerly Northeast Utilities), headquartered in Boston, Massachusetts, since August 2014, and served as its Executive Vice President and Chief Operating Officer from 2007 to 2014. Eversource Energy is a public utility holding company engaged in the generation, transmission and distribution of electricity, and the distribution of natural gas, to customers in Connecticut, Massachusetts and New Hampshire.

Public Company Directorships: Mr. Olivier currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Olivier has a Master of Business Administration degree from Northeastern University. He also served in the United States Navy submarine service. He currently serves as a director of Essex Financial Services, Essex, Connecticut.

Victor L. Richey (Term expires 2021)	Age 62; Director since 2002

Mr. Richey’s current position as Chief Executive Officer as well as his previous positions of ever-increasing responsibilities with the Company during his many years of service make him uniquely qualified to provide the Board of Directors with valuable insights and perspectives concerning all areas of the Company’s business.

Principal Occupation and Business Experience: Mr. Richey has been the Chairman and Chief Executive Officer of the Company since 2003 and its President since 2006. He joined the Company in 1990 and previously served in a number of positions including Vice President of Sales and Marketing for one of the Company’s former divisions; Vice President of Administration; Vice President responsible for the Company’s Communications and Test segments; and President and Chief Operating Officer.

Public Company Directorships: In addition to serving on the Company’s Board of Directors, Mr. Richey is a director of Nordson Corporation, a leader in precision dispensing equipment for applying industrial liquid and powder coatings, adhesives and sealants to numerous consumer and industrial products during manufacturing operations, where he serves as a member of the Human Resources and Compensation Committee and as Chairman of the Nominating and Corporate Governance Committee.

Other Experience and Education: Prior to joining the Company, Mr. Richey was employed by Emerson Electric Co., an international technology and engineering provider of process management, network power, industrial automation, climate technologies, and commercial and residential solutions, in a variety of roles in the Electronics and Space Division. He previously served in the United States Army as a Military Intelligence Officer. Mr. Richey has a Bachelor of Arts degree from Western Kentucky University and a Master of Business Administration degree from Washington University in St. Louis, Missouri.

Larry W. Solley (Term expires 2022)	Age 77; Director since 1999

Mr. Solley’s prior experience in acquisitions, international executive management, strategic planning and in sales and marketing with Emerson Electric and Fisher Controls, both large, complex, multinational corporations, as well as his engineering and domestic and foreign manufacturing experience, enable him to provide valuable insight to Board deliberations and valuable guidance to the Company.

Principal Occupation and Business Experience: Mr. Solley retired in 2002 as an Executive Vice President of the Process Management Business Group of Emerson Electric Co., an international technology and engineering provider of process management, industrial automation, climate technologies, and commercial and residential solutions. He was responsible for certain product line acquisitions and their worldwide integration into the Process Management Group, and for development of new international manufacturing facilities for the Group. Mr. Solley was previously Chairman, President and Chief Executive Officer of Fisher Controls International Inc., prior to which he held a number of other positions with Fisher Controls including Vice President Strategic Planning, Vice President Marketing and Sales, and Group Vice President. Prior to his positions at Emerson Electric and Fisher Controls, he held a number of engineering and manufacturing positions within Monsanto Agricultural Chemical Company.

Public Company Directorships: Mr. Solley currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Solley serves on the Board of Directors of Bourns Inc., a manufacturer and supplier of sophisticated electronic components, where he serves as a member of the Audit and Compensation Committees. He received a Bachelor of Science degree in Chemical Engineering from Louisiana Tech University and engaged in post graduate studies at Loyola University in New Orleans and the Institut Européen d'Administration des Affaires (INSEAD) in Fontainebleau, France. He has also served as President and Chairman of the Valve Manufacturers Association.

James M. Stolze (Term expires 2021)	Age 76; Director since 1999

Mr. Stolze’s experience in the accounting profession as well as his experience in corporate finance and treasury matters and domestic and foreign manufacturing enables Mr. Stolze to provide valuable advice and direction. As Chair of the Audit and Finance Committee of the Company’s Board of Directors, Mr. Stolze adds significant value to the Company’s goals of maintaining a strong balance sheet and fulfilling its financial reporting obligations, accurately and transparently.

Principal Occupation and Business Experience: Mr. Stolze has served as the Chief Financial Officer of two public companies: he was Vice President and Chief Financial Officer of Stereotaxis, Inc., a manufacturer of medical instruments, from 2004 until his retirement in 2009, and the Executive Vice President and Chief Financial Officer of MEMC Electronic Materials Inc. (now SunEdison Inc.) from 1995 to 2003. Prior thereto he served as an Audit Partner for KPMG LLP.

Public Company Directorships: Mr. Stolze currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Stolze is a member of the Board of Directors and Chairman of the Audit Committee of ISTO Technologies, Inc., an orthobiologics company; and a member of the Board of Trustees of Maryville University, St. Louis, Missouri as well as that Board’s Enrollment and Student Life Committee. Mr. Stolze received a Bachelor of Science degree in Mechanical Engineering from the University of Notre Dame and a Master of Business Administration degree from the University of Michigan. He also holds a Certified Public Accountant (CPA) license from the State of Missouri, and qualifies as an audit committee financial expert under SEC regulations.

Gloria L. Valdez (Term expires 2022)	Age 57; Director since 2019

Ms. Valdez’s extensive strategic and operational experience in the defense markets as well as her management and financial expertise allow her to assist the Board in guiding the Company’s strategy at the highest level.

Principal Occupation and Business Experience: Ms. Valdez retired in April 2018 after 32 years of civilian service with the Department of the Navy and the Department of Homeland Security. Prior to her retirement, she served as the Deputy Assistant Secretary of the Navy within the Office of the Assistant Secretary of the Navy (ASN) for Research, Development and Acquisition. In this capacity, she was responsible for executive oversight of all naval shipbuilding programs, major ship conversions, and the maintenance, modernization and disposal of in-service ships. She previously served as the Executive Director for the Program Executive Office for submarines, responsible for civilian management and the design, acquisition and construction for submarine platform and undersea systems; as the Director of the Investment and Development division within the Office of ASN for Financial Management and Comptroller; as the Director for Naval and Commercial Construction in the Office of the ASN for Ship Programs; and in various other civilian positions within the Navy Department. She has also served as the Budget Director for the U.S. Immigration and Customs Enforcement within the Department of Homeland Security

Public Company Directorships: Ms. Valdez currently serves on the Company’s Board of Directors.

Other Experience and Education: Ms. Valdez holds a Master of Science degree in Management from Florida Institute of Technology as well as a Bachelor of Science degree in Mechanical Engineering from the University of New Mexico. She has received the Department of the Navy’s Distinguished, Superior and Meritorious Civilian Service Awards, and in 2014 she was awarded the Pioneer award from Great Minds in STEM. She is also the ship sponsor of the Virginia Class submarine Vermont (SSN 792), which she christened in October 2018.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its 2020 fiscal year.

The Audit and Finance Committee of the Board of Directors has appointed KPMG LLP, an independent registered public accounting firm, as independent public accountants of the Company for the fiscal year ending September 30, 2020.

Although the appointment of KPMG LLP is not required to be submitted to a vote of the shareholders, the Board of Directors believes it is appropriate to request that the shareholders ratify the appointment. If the shareholders do not ratify this appointment, the Committee will investigate the reasons for the rejection and will reconsider the appointment.

KPMG LLP or its predecessor firms have served as the independent public accountants of the Company since its incorporation in 1990. A representative of KPMG LLP is expected to be present at the Meeting with the opportunity to make a statement and respond to appropriate questions from shareholders.

Information about the fiscal 2019 audit, the Committee’s policies relating to the approval of audit and permitted non-audit services performed by KPMG LLP, and the fees paid to KPMG LLP by the Company, are set forth under “Audit-Related Matters” beginning on page 37. The Company’s audited financial statements are included in the 2019 Annual Report to Shareholders.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends a vote FOR approval of the compensation of the Company’s executive officers as disclosed in this Proxy Statement.

Pursuant to Section 14(a) of the Securities Exchange Act of 1934, the Board of Directors is again soliciting an advisory (non-binding) shareholder vote to approve the compensation of the Company’s executive officers (also referred to herein as the “named executive officers”) as described in this Proxy Statement (commonly referred to as “Say-on-Pay”). In accordance with the results of the vote we conducted at the 2017 Annual Meeting on the frequency of Say-on-Pay votes, we plan to continue to present a Say-on-Pay vote every year. At the 2019 Annual Meeting, over 94% of the shares represented and entitled to vote on the Say-on-Pay proposal were voted in support of the Company’s executive compensation program.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following Resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board of Directors and its Human Resources and Compensation Committee value the opinions of the shareholders, and to the extent there is a significant vote against the above resolution the Company will consider the shareholders’ concerns and the Committee will evaluate what actions (if any) may be necessary to address those concerns.

The Company’s executive compensation program is designed to attract, motivate, and retain its executive officers, who are critical to the Company’s success. The Human Resources and Compensation Committee reviews the compensation program at least annually to ensure that it achieves the desired goals of aligning the Company’s executive compensation structure with shareholders’ interests and current market practices. Based on its latest review, the Committee did not make any substantial changes to the structure of the program for fiscal 2020.

The Committee believes that the program constitutes a balanced, competitive approach to compensation that supports its compensation objectives through performance based compensation that aligns the interests of executives with those of the Company’s shareholders. Below are some key features of the compensation program, which is described in detail in the Compensation Discussion and Analysis section below:

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•	A significant part of the Company’s executive compensation is at-risk and performance-based, including annual cash incentives, which closely link pay to financial results and provide for variability through lower compensation in times of poor performance and higher compensation in times of strong performance. For fiscal 2019, the Committee determined that the performance criteria for the cash incentive plan should be based on Adjusted EPS and Cash Flow, as defined and described under “Cash Incentive Compensation” below.

•	The Company provides a significant part of executive compensation as long-term equity incentives in the form of performance-accelerated restricted shares, which are based on the Company’s stock performance and cannot be distributed earlier than 3½ years after the award.

•	In 2010, the Committee adopted a clawback policy for equity and incentive compensation and the Company includes recoupment, non-compete and clawback provisions in certain awards where permitted by law.

•	The Company has significant executive stock ownership guidelines, amounting to five times total cash compensation (base salary and annual cash incentive target) for the CEO and three times total cash compensation for the other executive officers, which approximates ten times base salary for the CEO and five times base salary for the other executive officers.

•	The Company’s change of control severance plan utilizes a “double trigger” and its employment agreements provide for the protection of confidential information and post-termination consulting.

Shareholders are encouraged to review the section captioned “Executive Compensation Information” beginning on page 17. This section provides details about the Company’s executive compensation program as well as specific information about the compensation of the named executive officers, and includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure referred to in the proposed Resolution.

OTHER MATTERS

Management is not aware of any other matters that will be presented at the Meeting. However, if any other proposal is properly presented for a vote at the Meeting, other than the election of directors and the other proposals described in this Proxy Statement, the proxy holders will vote on it in their own discretion.

REQUIRED VOTE

At the Meeting, shareholders will be entitled to cast one vote for each share held by them of record on the record date. There is no cumulative voting with respect to the election of directors.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the matter in question will be required to elect directors, to approve each of the individual proposals described in this Proxy Statement, and to act on any other matters properly brought before the Meeting. The Company’s Corporate Governance Guidelines provide that an incumbent director who fails to obtain such a majority vote must promptly offer his or her resignation to the Chairman, and the remaining directors shall meet to consider whether it is in the best interests of the Company to accept the resignation or to permit the incumbent to remain on the Board for such period of time as the Board may determine or until a successor is elected and qualified.

Shares represented by proxies which are marked “Withhold Authority” with respect to the election of any one or more nominees for election as directors, marked “Abstain” on any one or more of the other individual proposals described in this Proxy Statement, or marked to deny discretionary authority on any other matters brought before the Meeting will be counted for the purpose of determining the number of shares represented by proxy at the Meeting; but proxies so marked will have the same effect as if the shares represented thereby were voted against such nominee or nominees, against such proposals, or against such other matters, respectively.

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Under the Rules of the New York Stock Exchange, the proposal to approve the appointment of independent auditors is considered a “discretionary” item, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors and the other items on the Meeting agenda are “non-discretionary” items, which means that brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will, if the underlying shares are otherwise represented at the Meeting, be considered to be present for purposes of determining a quorum, but will be treated as not entitled to vote on such matter or matters; they will therefore not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors or the other matters to be considered at the Meeting. If your shares are held by a broker it is important that you provide voting instructions to your broker so that your votes are counted.

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CORPORATE GOVERNANCE INFORMATION

BOARD OF DIRECTORS

The Board of Directors currently consists of nine directors, divided into three classes as nearly equal in size as practicable, with one class elected each year. Information about each of the current directors is provided under “Proposal 1: Election of Directors” beginning on page 2.

Two of the directors, Victor L. Richey and Gary E. Muenster, are members of the Company’s management. The seven non-management directors are Patrick M. Dewar, Vinod M. Khilnani, Leon J. Olivier, Robert J. Phillippy, Larry W. Solley, James M. Stolze and Gloria L. Valdez. Ms. Valdez was elected to the Board in November 2019 for a term expiring in 2022, at which time Mr. Richey agreed to shorten his term by a year and stand for election in 2021 in order to equalize the number of directors in each class as required by the Company’s Bylaws. There have been no other changes in the composition of the Board since the beginning of fiscal 2019.

The Board of Directors has affirmatively determined that none of the non-management directors has any material relationship with the Company other than in his or her capacity as a director and shareholder, and therefore all of such directors are, and at all times during their service in fiscal 2019 were, independent as defined under the Company’s Corporate Governance Guidelines and the listing standards of the New York Stock Exchange. See also the discussion under “Related Person Transactions and Procedures,” below.

The Board of Directors held five meetings during fiscal 2019. All of the directors attended at least 75% of the meetings of the Board and of each of the committees on which they served which were held during their periods of service. The Company’s policy requires that all directors attend the Annual Meeting of Shareholders, except for absences due to causes beyond the reasonable control of the director. All of the directors then serving attended the 2019 Annual Meeting, held in Denton, Texas.

Governance Policies and Management Oversight

The Board of Directors has adopted Corporate Governance Guidelines to guide its actions, as well as a Code of Business Conduct and Ethics applicable to all of the Company’s directors, officers and employees. Additionally, the Board has adopted a Code of Ethics for Senior Financial Officers applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and persons performing similar duties. These documents are posted on the Company’s web site, www.escotechnologies.com, and a copy of any of these documents is also available in print to any shareholder who requests it.

As permitted in the Corporate Governance Guidelines, the Board has determined that Mr. Richey should hold the positions of both Chief Executive Officer and Chairman of the Board of Directors. Based upon its most current review of that determination, the Board continues to believe that it has served the Company well. Mr. Richey has been and continues to be Chairman of the Board and Chief Executive Officer. The Board believes that Mr. Richey is a strong leader at both the Company and the Board levels, and believes that because he has primary responsibility for managing the day-to-day operations of the Company he is also well positioned to provide Board leadership that is aligned with shareholder interests and the needs of the Company. Furthermore, the Board believes that having Mr. Richey serve as both Chairman of the Board and Chief Executive Officer enables the Company to speak with one voice, and reduces the chance of confusion about leadership roles and responsibilities.

At the same time, the Board is also very cognizant of its oversight responsibilities, and has in place structural safeguards that serve to preserve the Board’s independent oversight of management. The Board has only two management directors, with a significant majority of directors remaining independent. All of the directors are highly qualified and experienced. Additionally, all of the members of the Audit and Finance Committee, the Human Resources and Compensation Committee, and the Nominating and Corporate Governance Committee are independent directors.

Further, in view of Mr. Richey’s dual role as Chief Executive Officer and Chairman, in accordance with the Corporate Governance Guidelines the Board has appointed Mr. Stolze as Lead Director. The Lead Director chairs all meetings of the independent directors, which normally occur in conjunction with each Board meeting; provides regular input to the Chairman regarding the content of the agendas for meetings of the Board; advises the Chairman of the quality, quantity and timeliness of the information required by the Board to effectively and responsibly perform its oversight duties; and acts as liaison between the Board and the Chairman on sensitive issues. The Board believes that these safeguards have been and are effective in preserving the Board’s independent oversight of management.

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The Board’s Role in Risk Oversight

The Company’s management is responsible for managing the Company’s risks on a day-to-day basis, and has adopted an ongoing enterprise risk management process that it uses to identify and assess Company risks. Management has identified risks in four general areas: Financial and Reporting; Legal and Compliance; Operational; and Strategic. Periodically, management advises the Board and the appropriate Board committee of the risks identified; management’s assessment of those risks at the business unit and corporate levels; its plans for the management of these identified risks or the mitigation of their effects; and the results of the implementation of those plans.

While the Board as a whole has responsibility for and is involved in the oversight of management’s risk management processes, plans and controls, some of the identified risks are given further review by the Board committee most closely associated with the identified risks. For example, the Audit and Finance Committee provides additional review of the risks in the areas of accounting and auditing, liquidity, credit, tax and cybersecurity. Similarly, the Human Resources and Compensation Committee provides additional review of risks in the area of compensation and benefits and human resource planning. The Nominating and Corporate Governance Committee devotes additional time to the review of risks associated with corporate governance, ethics and legal issues.

The Board’s leadership structure combines the positions of Chairman of the Board and Chief Executive Officer but includes the additional position of Lead Director, as discussed above. This structure enables the Chief Executive Officer, who has intimate knowledge of management’s day-to-day risk management processes and controls, to ensure that the directors receive the information necessary to discharge their oversight role responsibly, while ensuring that the independent directors maintain independence in their oversight role.

Succession Planning

The Human Resources and Compensation Committee of the Board conducts an annual review of the Company’s long-term succession plan for the CEO. Additionally the Board has adopted an emergency succession plan for the CEO in order to minimize the uncertainty associated with an emergency succession event.

Related Person Transactions and Procedures

The Company has implemented a written policy to ensure that all non-management directors meet the independence standards defined by the New York Stock Exchange and set forth in the Company’s Corporate Governance Guidelines, and to ensure that all Company transactions in which a “Related Person” has or will have a direct or indirect interest will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. “Related Persons” include the Company’s directors, director nominees and executive officers, holders of 5% or more of the Company’s stock, and the immediate family members of each. The policy contains procedures requiring Related Persons to notify the Company of any such transaction and for the Nominating and Corporate Governance Committee to review the material facts of the proposed transaction and determine whether to approve or disapprove the transaction. The Committee will consider whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances. If advance Committee approval is not feasible or is not obtained, the policy requires submission of the transaction to the Committee after the fact, and the Committee is empowered to approve, ratify, amend, rescind or terminate the transaction. In such event, the Committee will also request the General Counsel to evaluate the Company’s controls and procedures to ascertain whether any changes to the policy are recommended.

The Company has developed and implemented processes and controls to obtain information about Related Person transactions for the purpose of determining, based on the facts and circumstances, whether a Related Person has a direct or indirect material interest in the transaction. Pursuant to these processes and controls, all directors and executive officers must annually complete, sign and submit a Directors’ and Officers’ Questionnaire and a Conflict of Interest Questionnaire that are designed to identify Related Person transactions and both actual and potential conflicts of interest, and are required to update their responses in the event of any changes. Additionally, the holders of 5% or more of the Company’s shares (all of whom are institutional investors), are annually requested to respond to certain questions designed to identify direct or indirect material interests by such 5% or more shareholder in any transactions with the Company.

Based on its review and processes, the Company has determined that all non-management directors are independent under the independence standards defined by the New York Stock Exchange, and that except for the matters described in the following paragraph there has been no transaction since the beginning of the Company’s last fiscal year, and there is no other currently proposed transaction, in which the Company was or is to be a participant and in which any Related Person had or will have a direct or indirect material interest.

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One of the Company’s directors, Leon J. Olivier, is the Executive Vice President of Enterprise Energy Strategy and Business Development of Eversource Energy, which through its operating subsidiaries is a customer of the Company’s subsidiary Doble Engineering Company and its subsidiaries (together, “Doble”). Accordingly, the Board of Directors has affirmatively considered whether this relationship might affect Mr. Olivier’s independence as a director of the Company. The Board determined that Doble sells and leases equipment and software to Eversource Energy, repairs and calibrates the equipment and maintains the software, and provides testing, training and consulting services to Eversource Energy, all in the ordinary course of their respective businesses; that the total amount of these transactions (including a small amount of component sales to other equipment manufacturers which sell to Eversource) was less than $2,094,000 during fiscal 2018 and less than $3,313,000 during fiscal 2019 (which is less than 0.4% of the Company’s 2019 revenues and less than 0.04% of Eversource Energy’s revenues for 2018, its last completed fiscal year); that Mr. Olivier was not personally involved in these transactions; and that all transactions between Doble and Eversource Energy are intended to be and have been consistent with Doble’s normal commercial terms offered to its customers. Based on its review and consideration of these facts and Mr. Olivier’s oral and written representations, the Board determined that the relationship between the Company and Eversource Energy is not material, that the relationship will not affect Mr. Olivier’s independent judgment on matters affecting the Company, and that Mr. Olivier is independent under the standards of both the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Communications with Directors

Interested parties desiring to communicate concerns regarding the Company to the Lead Director or to the non-management Directors as a group may direct correspondence to: Mr. James M. Stolze, Lead Director, ESCO Technologies Board of Directors, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186. Alternatively, interested parties who wish to communicate with an individual director or any group of directors may write to such director(s) at ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, Attn: Secretary. All such letters will be forwarded promptly to the relevant director(s).

COMMITTEES

The members of the Board of Directors are appointed to various committees. The standing committees of the Board are: the Executive Committee, the Audit and Finance Committee, the Nominating and Corporate Governance Committee, and the Human Resources and Compensation Committee.

Executive Committee

The Executive Committee’s function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors has reserved for action by the whole Board.

The Executive Committee met twice in fiscal 2019. Its members are Mr. Richey (Chair) and Mr. Stolze (Lead Director).

Audit and Finance Committee

The functions of the Audit and Finance Committee are generally to assist the Board of Directors in its oversight of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Accounting Firm”), and the performance of the Company’s internal audit function. The Committee is responsible for appointing, retaining and overseeing the Accounting Firm and its performance of the annual audit; annually evaluating the qualifications, independence and prior performance of the Accounting Firm; reviewing the scope of the Accounting Firm’s work and approving its annual audit fees and any non-audit service fees; reviewing the Company’s internal controls with the Accounting Firm and the internal audit executive; reviewing with the Accounting Firm any problems it may have encountered during the annual audit; discussing Form 10-K and 10-Q reports with management and the Accounting Firm before filing; reviewing and discussing earnings press releases; discussing with management major financial risk exposures; reviewing the annual internal audit plan and associated resource allocation; and reviewing the Company's reports to shareholders with management and the Accounting Firm and receiving certain assurances from management.

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The Committee is also responsible for the Audit Committee Report required to be included in this Proxy Statement pursuant to the regulations of the Securities and Exchange Commission (“SEC”). This Report is set forth under “Audit-Related Matters” beginning on page 37.

The members of the Audit and Finance Committee are Mr. Dewar, Mr. Khilnani, Mr. Phillippy and Mr. Stolze (Chair). The Board of Directors has determined that each member of the Committee is independent, is financially literate, and has accounting or related financial management expertise, as those terms are defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that Mr. Stolze is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K. The Committee met four times in fiscal 2019.

The Committee operates under a written charter adopted by the Board of Directors. The charter is posted on the Company’s web site, www.escotechnologies.com, under the “Investor Center–Governance” tab, and a copy is available in print to any shareholder who requests it.

Nominating and Corporate Governance Committee

The functions of the Nominating and Corporate Governance Committee are generally to identify individuals qualified to become Board members and recommend them for election to the Board; to review the composition of Board committees; to develop and recommend to the Board effective corporate governance guidelines; to review the Company’s corporate governance and compliance programs; to oversee the Company’s ethics programs; to review conflicts of interest involving Related Persons, including oversight and administration of the Company’s policy on Related Person transactions; and to lead the Board in its annual review of the Board’s performance.

To be considered for nomination to the Board, candidates must be persons of the highest integrity, have extensive and varied business experience and have demonstrated their ability to interact effectively with associates and peers. They preferably will also have experience and expertise in business areas related to the Company and its technologies, industries and customers. In addition, the Committee will seek out candidates with the ability to interact constructively with the existing Board membership. These attributes will enable the Board to act in the long-term interests of the Company’s shareholders. While the Committee has not established specific minimum qualifications for candidates, it may establish specific membership criteria as appropriate from time to time if the Board determines there is a need for specific skills and industry experience.

Although the Committee does not have a formal policy on diversity, it seeks the most qualified candidates without regard to race, color, national origin, gender, religion, disability or sexual orientation. However, the Committee appreciates the benefits that diversity, including gender diversity, can bring to a board of directors.

The Committee may identify new candidates for nomination based on recommendations from Company management, employees, non-management directors, shareholders and other third parties. The Committee also has the authority to engage third party search firms to identify candidates, and it has done so from time to time. Consideration of a new candidate typically involves the Committee’s review of information pertaining to such candidate and a series of internal discussions, and may proceed to interviews with the candidate. New candidates are evaluated based on the above-described criteria in light of the specific needs of the Board and the Company at the time. Incumbent directors whose terms are set to expire are evaluated based on the above-described criteria, as well as a review of their overall past performance on the Board of Directors.

The Committee will consider director candidates recommended by shareholders, and will evaluate such individuals in the same manner as other candidates proposed to the Committee. All candidates must meet the legal, regulatory and exchange requirements applicable to members of the Board of Directors. Shareholders who wish to recommend individuals for consideration as director candidates for the 2020 Annual Meeting of Shareholders should notify the Committee no later than August 31, 2019 in order to allow time for their recommendations to be considered by the Committee. Submissions are to be addressed to the Nominating and Corporate Governance Committee, c/o Alyson S. Barclay, Corporate Secretary, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, which submissions will then be forwarded to the Committee. The Committee is not obligated to nominate any such individual for election.

The members of the Nominating and Corporate Governance Committee are Mr. Olivier, Mr. Phillippy, Mr. Solley (Chair) and Ms. Valdez. Each member has been affirmatively determined to be an independent director as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange. The Committee met five times in fiscal 2019.

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The Committee operates under a written charter adopted by the Board of Directors. The charter is posted on the Company’s web site, www.escotechnologies.com, under the “Investor Center–Governance” tab, and a copy is available in print to any shareholder who requests it.

Human Resources and Compensation Committee

The functions of the Human Resources and Compensation Committee are generally to review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer; to evaluate the Chief Executive Officer’s performance in light of these goals and objectives; to determine the Chief Executive Officer’s compensation based upon the evaluation; to review and approve the compensation of senior officers and other key executives; to approve and evaluate incentive compensation plans, equity-based plans and other compensation plans; to review and approve benefit programs which go beyond the prerogatives of management, including implementation of new programs and material changes to existing programs; to review the performance and development of, and succession planning for, Company management; to assure that executive officers and other senior executives of the Company are compensated in a manner consistent with the strategy of the Company and competitive practice; and to oversee the Company’s Charitable Contributions Program.

The Committee is also responsible for reviewing and discussing with management the Company’s annual Compensation Discussion and Analysis, and recommending its inclusion in the Company’s annual proxy statement and the Company’s Form 10-K filed with the SEC. Its Report on these matters is set forth on page 17.

The members of the Human Resources and Compensation Committee are Mr. Khilnani (Chair), Mr. Solley and Mr. Stolze. Each member has been affirmatively determined to be an independent director as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange, including its enhanced independence standards for compensation committee members. The Committee met four times in fiscal 2019.

The Committee operates under a written charter adopted by the Board of Directors. The charter is posted on the Company’s web site, www.escotechnologies.com, under the “Investor Center–Governance” tab, and a copy is available in print to any shareholder who requests it.

Compensation Committee Interlocks and Insider Participation

The members of the Human Resources and Compensation Committee during fiscal 2019 were Mr. Khilnani, Mr. Solley and Mr. Stolze. During fiscal 2019, none of these individuals (i) was an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had any other relationship requiring disclosure under any paragraph of Item 404 or under Item 407(e)(4) of SEC Regulation S-K. In addition, during fiscal 2019 none of the executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of either the Company’s Board of Directors or its Human Resources and Compensation Committee.

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DIRECTOR COMPENSATION

The responsibilities and the substantial time commitment of a director at a public company require that the Company provide reasonable compensation to incentivize the directors’ performance and ensure their willingness to continue to serve. The Company strives to engage and retain well-qualified directors with significant experience at companies of similar size and complexity. To ensure this is achieved, the Company regularly reviews the compensation provided to its directors. The Human Resources and Compensation Committee obtains competitive market and peer data and periodically retains a compensation consultant to evaluate the competitiveness of its director compensation. The Company’s non-employee directors are compensated pursuant to the Company’s Compensation Plan for Non-Employee Directors based upon their respective levels of Board participation and responsibilities, including service on Board committees. Directors who are employees of the Company do not receive compensation for their service as directors.

Compensation Components. Since the beginning of calendar year 2018 cash compensation paid to non-management directors has consisted of an annual cash retainer of $50,000 for all Board and Committee member services during the year; plus additional annual cash retainers for the Lead Director and the Chairs of the Audit and Finance Committee, the Nominating and Corporate Governance Committee and the Human Resources and Compensation Committee of $25,000, $7,000, $5,000 and $5,000, respectively. These annual cash retainers are paid in early January.

In addition, each non-management director receives an annual stock award, distributed on the first business day of January, of a number of shares equal to $180,000 divided by the NYSE closing price of the common stock on the distribution date, rounded to the nearest whole share. The annual stock retainer for 2019 was distributed on January 2, 2019 and is included in the directors’ stock compensation for fiscal 2019; based on the January 2, 2019 NYSE closing stock price of $64.81 it amounted to 2,777 shares per non-management director.

At its August 2019 meeting, the Human Resources and Compensation Committee reviewed the directors’ annual compensation plan and determined that the directors were appropriately compensated; therefore, no changes were made to the directors’ compensation for 2020.

Election to Defer Compensation. The Compensation Plan for Non-Employee Directors permits directors to elect to defer receipt of all of their cash compensation and/or all of their stock compensation. If deferral is elected, the deferred amounts are credited to the director’s deferred compensation account in common stock equivalents. If cash compensation is deferred, the number of common stock equivalents credited is equal to the amount deferred divided by the NYSE closing price of the common stock as of the date on which the deferral occurs (or if that is not a trading day, then the last preceding trading day). If stock compensation is deferred, the number of common stock equivalents credited is equal to the number of shares deferred. Common stock equivalents in the director’s deferred compensation account have no voting rights, but earn dividend equivalents on each dividend payment date equal to the dividends payable on a like number of shares of common stock; and the dividend equivalents earned are credited to the director’s deferred compensation account as additional common stock equivalents valued at the NYSE closing price on the dividend date. A director’s deferred compensation account becomes distributable when the director leaves the Board, or at such other date as may be specified by the director consistent with the terms of the Plan; distribution will be accelerated in certain circumstances, including a change in control of the Company. The account is distributable at the election of the director either in cash or in shares; however, any stock portion which has been deferred may only be distributed in shares. During fiscal 2019, Mr. Dewar and Mr. Olivier deferred receipt of their cash compensation and stock compensation, and Mr. Phillippy deferred receipt of only his stock compensation, as described in the footnotes to the Table below. In addition, Mr. Stolze’s stock compensation from certain prior years continued to be deferred pursuant to a prior deferral election which he subsequently terminated as to future compensation.

Director Stock Ownership Guidelines. Directors are subject to stock ownership guidelines. Under these guidelines, within five years after their appointment to the Board each non-management director is expected to acquire and hold shares or common stock equivalents having a total cash value equal to five times the annual cash retainer. All directors currently hold more than that amount except Ms. Valdez, who was elected in November 2019 and is expected to meet the guidelines within the five-year period.

Extended Compensation Plan for Certain Directors. Under the Company’s Directors’ Extended Compensation Plan, a plan for non-management directors who began Board service prior to April 2001, Mr. Solley and Mr. Stolze are each eligible to receive for life an annual benefit of $20,000 beginning after their service as a director ceases. In the event of the death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life; if an eligible director dies before retirement, 50% of the benefit, determined as if the director had retired on the date of death, will be paid to the surviving spouse in a lump sum.. The plan permits an eligible director to elect to receive the actuarial equivalent of the benefit in a single lump sum after retirement; and in compliance with section 409(a) of the Internal Revenue Code, Mr. Solley and Mr. Stolze have each made this election.

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Fiscal 2019 Compensation. The following table sets forth the compensation of the Company’s non-management directors for fiscal 2019. Mr. Richey and Mr. Muenster are executive officers and did not receive any additional compensation for their service as directors; their compensation is set forth in the section captioned “Executive Compensation Information” beginning on page 17.

Name (1)	Fees Earned or Paid in Cash		Stock Awards (2)		Option Awards	Non-Equity Incentive Plan Compensation	Change In Pension Value and Nonqualified Deferred Compensation Earnings (3)		All Other Compensation	Total
Patrick M. Dewar	$50,000	(4)	$179,977	(4)	—	—	$	n/a	—	$229,977
Vinod M. Khilnani	55,000	(5)	179,977		—	—		n/a	—	234,977
Leon J. Olivier	50,000	(6)	179,977	(6)	—	—		n/a	—	229,977
Robert J. Phillippy	50,000	(7)	179,977	(7)	—	—		n/a	—	229,977
Larry W. Solley	55,000	(8)	179,977		—	—		7,434	—	242,411
James M. Stolze	82,000	(9)	179,977		—	—		9,668	—	271,645

(1)	Director Gloria L. Valdez was first elected to the Board in November 2019 and therefore did not receive any compensation for fiscal 2019, although as a result of her election she was awarded compensation for the remainder of calendar 2019 consisting of a pro rata portion of the annual cash retainer amounting to $12,500 and an initial award of shares having a value of $45,000 on the issue date, rounded to the nearest whole share. Pursuant to the terms of the Compensation Plan for Non-Employee Directors, Ms. Valdez elected to defer the receipt of the stock portion of her calendar 2019 compensation and therefore received 531 common stock equivalents in lieu of stock, based on the closing price of $84.78 per share on the New York Stock Exchange on the issue date of November 21, 2019.
(2)	Dollar amounts represent the aggregate fair values of the 2,777 shares granted to each director under the Compensation Plan for Non-Employee Directors as of the January 2, 2019 grant date and are based on the $64.81 NYSE closing price on that date. Pursuant to the terms of the Compensation Plan for Non-Employee Directors, Mr. Dewar, Mr. Olivier and Mr. Phillippy have elected to defer the receipt of their share awards and to receive common stock equivalents in lieu of shares. The amounts reflect the actual dollar amounts recognized for financial statement reporting purposes for fiscal 2019 calculated in accordance with FASB ASC Topic 718.
(3)	Represents the changes in actuarial present value of the participating directors’ accumulated benefits under the Company’s Directors’ Extended Compensation Plan, described above, from September 30, 2018 to September 30, 2019. The changes in pension value include the effect of changes in actuarial assumptions from the preceding year. For fiscal 2019 overall pension values increased for Mr. Solley and Mr. Stolze in the net amounts of $7,434 and $9,668 respectively, as a result of changes in actuarial assumptions from the preceding year which increased their pension values by $15,429 and $17,506 respectively. The actuarial assumptions used in fiscal 2019 are described in footnote (1) to the Pension Benefits table on page 31.
(4)	Represents cash retainer of $50,000; however, Mr. Dewar elected to receive in lieu of cash approximately 763 common stock equivalents having the same aggregate value on the issue date. Mr. Dewar also elected to defer receipt of his stock compensation and therefore received 2,777 common stock equivalents in lieu of stock.
(5)	Represents cash retainer of $50,000 and committee chair fee of $5,000.
(6)	Represents cash retainer of $50,000; however, Mr. Olivier elected to receive in lieu of cash approximately 763 common stock equivalents having the same aggregate value on the issue date. Mr. Olivier also elected to defer receipt of his stock compensation and therefore received 2,777 common stock equivalents in lieu of stock.
(7)	Represents cash retainer of $50,000. Mr. Phillippy elected to defer receipt of his stock compensation and therefore received 2,777 common stock equivalents in lieu of his common stock award.
(8)	Represents cash retainer of $50,000 and committee chair fee of $5,000.
(9)	Represents cash retainer of $50,000, lead director cash retainer of $25,000, and committee chair fee of $7,000.

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EXECUTIVE COMPENSATION INFORMATION

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee has reviewed and discussed with management the Company’s disclosures under the section captioned “Compensation Discussion and Analysis” beginning immediately following this Compensation Committee Report.

Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the Securities and Exchange Commission.

The Human Resources and Compensation Committee

Vinod M. Khilnani, Chair
Larry W. Solley
James M. Stolze

COMPENSATION DISCUSSION AND ANALYSIS

The Human Resources and Compensation Committee is responsible for determining the compensation of the Chairman and Chief Executive Officer (the “CEO”) and other senior officers and key executives of the Company. This Compensation Discussion and Analysis discusses the compensation of the CEO and the other executive officers identified in the Summary Compensation Table on page 27, whom we refer to herein as the “executive officers” or the “named executive officers.”

Compensation Objective

The Committee’s objective is to develop and maintain industry-competitive compensation packages to attract, retain, motivate and reward the Company’s executive officers and other senior officers and key executives. Compensation programs are designed to be consistent with those of other companies engaged in similar industries and/or of similar size with which the Company is likely to compete for talent to enable the Company to employ and retain a high-quality management team. The Committee seeks to use performance based compensation to maximize the alignment of executive compensation with the long-term interests of the Company’s shareholders.

Executive Summary

The Company’s compensation programs are designed to reward positive financial performance. The cash incentive program is tied to key strategic and financial targets and is designed to reward strong performance. Payouts are higher in times of good performance and lower when targets are not achieved. The stock-based long-term equity incentive (“LTEI”) program and stock ownership guidelines align the interests of executives and shareholders by ensuring that executives bear the economic risk of share ownership. Further, under the Performance-Accelerated Restricted Share (“PARS”) awards, one of the principal elements of the LTEI program, shares may not become vested until at least 3½ years after the initial award, which contributes to the goal of executive retention. As these awards are tied to stock price, this also serves as an incentive to drive strong Company performance. Because the compensation program has historically produced the results desired by the Committee, and based on its review of the compensation program, the executive officers’ current compensation and the Company’s fiscal 2018 performance, the Committee determined that no changes to the structure of its compensation program were warranted for fiscal 2019.

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Compensation Summary

The Committee offers its executive officers a compensation package that includes:

•	A competitive base salary;
•	An annual at-risk cash incentive based on key performance metrics;
•	Equity-based long-term incentive compensation (“LTEI”) which incorporates Company stock performance and retention factors;
•	An employment agreement and a “double-trigger” change of control Severance Plan; and
•	Appropriate and reasonable perquisites.

The Committee sets compensation levels based on the skills, experience and performance of each executive officer, taking into account the benchmarking described below and compensation recommendations made by the CEO (except with respect to his own position). The Committee’s pay for performance philosophy is reflected in the annual base salary and cash incentive plan target review. For example, for fiscal 2019, as a result of the Company’s strong performance in fiscal 2018, the Committee determined that all three of the executive officers should receive increases of 4.0% in their total cash compensation (base salary plus cash incentive target) and (as it had done for 2018) provided the executive officers with the discretion to allocate the increase prospectively either all to their cash incentive targets or between their base salaries and their cash incentive targets, as described under “Base Salaries” and “Cash Incentive Compensation” below. Additionally, the Company’s LTEI awards utilize share price for acceleration, thereby closely aligning the executive officers with the shareholders on share price performance. The Committee also considers tally sheets which provide, for each executive officer, a recap of each principal element of compensation as well as benefits, perquisites, equity awards, and stock ownership and potential ownership. The tally sheets also reflect the incremental compensation which would be payable as a result of various termination scenarios and each element of pay or benefits impacted. The Committee retains the discretion to adjust all elements of compensation as it deems appropriate, subject to the requirements of shareholder-approved plans.

Compensation Consultant and Benchmarking

The Committee is authorized by its charter to employ independent compensation and other consultants. The Committee has typically engaged a nationally recognized compensation consulting firm (the “Compensation Consultant”) every other year to assist the Committee in evaluating executive compensation. The Compensation Consultant provides information, research and analysis pertaining to executive compensation as requested by the Committee, including updates on market trends, survey data and analysis for market review. The Committee also from time to time engages its primary outside counsel, Bryan Cave Leighton Paisner LLP (“BCLP”) to advise it on selected executive compensation issues.

2018 Compensation Report (Fiscal 2019 Compensation Review). In the summer of 2018 the Committee engaged Pay Governance LLC as the Compensation Consultant to provide a compensation report (the “2018 Compensation Report”) for the Committee’s fiscal 2019 compensation review. One of the elements of the 2018 Compensation Report was the Willis Towers Watson 2018 General Industry Executive Compensation Survey Report – U.S. (the “WTW Market Survey”), a broad-based survey of management compensation, as the primary source for benchmarking its executive compensation levels. A broad market survey provides decision-quality data that is generally reliable and consistent year-over-year. The Company was among the over 750 participating companies which contributed management compensation data for the WTW Market Survey. A list of all of the participating companies included in the WTW Market Survey is attached as Appendix A to this Proxy Statement.

For its 2018 Compensation Report the Compensation Consultant also provided data from the peer group described below (the “2018 Peer Group”) to be used in conjunction with the WTW Market Survey in order to add context to the decision-making process and provide a supplemental perspective on the market. Peer group proxy data provides transparent line-by-line information for each company in the peer group, and provides the ability to review industry trends and compensation design practices as well as pay-for-performance alignment. The 2018 Peer Group was based on the SIC codes assigned to the Company’s subsidiaries and represented companies in the following industries in which the Company participates:

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•	Industrial valves;
•	General industrial machinery;
•	Radio and television communications equipment;
•	Printed circuit boards;
•	Instruments to measure electricity; and
•	Services not elsewhere classified.

Companies in the above industries were then filtered for revenue size in order to determine the 2018 Peer Group. The following is a list of the companies in the 2018 Peer Group:

Aegion Corporation	FARO Technologies, Inc.	MTS Systems Corporation
Ameresco, Inc. *	Franklin Electric Co., Inc. *	Myers Industries Inc. *
Barnes Group Inc.	Helios Technologies *	Powell Industries, Inc. *
Chart Industries, Inc.	Lydall Inc.	Standex International Corporation
CIRCOR International, Inc. *	MACOM Technology Solutions Holdings Inc. *	Tri Mas Corporation
Comtech Telecommunications Corp. *	MKS Instruments, Inc. *	Viavi Solutions Inc. *
CTS Corporation

* Peer group proxy data not available for the General Counsel position.

Fiscal 2019 Benchmarking. For its compensation review for fiscal 2019 the Committee reviewed each principal element of compensation (base salary, cash incentive and LTEI), as well as total cash compensation (base salary and cash incentive), and total direct compensation (target cash compensation and LTEI) for each of the Company’s executive officer positions, and compared them against the annual median and 75th percentile market rates from the WTW Market Survey and for the 2018 Peer Group. The range for each element of compensation from the median to the 75th percentile in a survey is referred to hereinafter as the “Benchmark Range” for that survey and that element of compensation. For fiscal 2019, the Committee utilized the Benchmark Ranges from the WTW Market Survey and the 2018 Peer Group in determining the competitiveness of the executives’ compensation. The Committee also compared relative Company performance against the performance of the companies in the 2018 Peer Group to test the overall reasonableness of pay for performance.

The Committee used the WTW Market Survey and 2018 Peer Group data described above as a guideline and frame of reference in determining appropriate compensation levels and incentives for the executive officers; however, the Committee does not make its decisions according to a formula, and the Committee exercises considerable judgment and discretion in making them. The complexity and composition of the Company (consisting of four primary business lines) does not lend itself to comparisons with a readily ascertainable peer group, and while matching by SIC codes can provide some measure of comparability, there are wide variations in the type and complexity of these companies. The Committee therefore considers the Benchmark Ranges to be only a guide, and makes individual determinations of compensation for each of the executive officers based on numerous factors including the comparative responsibilities of the executive officers and the Committee’s assessments of individual and Company performance.

Compensation Consultant Independence. In August 2019, the Committee assessed the independence of Pay Governance and BCLP in line with the SEC’s compensation consultant independence factors, and determined there were no conflicts of interest. The Committee will continue to review their independence status at least annually and will keep the compliance letters on file.

Principal Elements of Compensation Program

The principal elements of the compensation program for executive officers (base salary, annual cash incentive and long-term equity incentive) are reflected in the Summary Compensation Table on page 27. Each of these elements is described in detail in the corresponding sections below.

The Company does not believe that any risks arising from its compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Any such risk is mitigated by the multiple elements of the compensation programs, including base salary, annual cash incentive programs, and LTEI awards which are earned over multiple years. This structure encourages decision-making that is in the best long-term interests of the Company and the shareholders.

Based on its review of the compensation program, the executive officers’ current compensation and the Company’s fiscal 2018 performance, the Committee determined that no changes to the structure of its compensation program were warranted for fiscal 2019.

Total Direct Compensation. The executive officers receive total direct compensation consisting of cash compensation (base salary plus annual cash incentive compensation) and long-term equity incentive compensation. Each of these elements is described in detail in the corresponding sections below.

The Committee sets target levels for total direct compensation based on the skills, experience, breadth of their role, and performance of each executive officer, taking into account the benchmarking described above and compensation recommendations made by the CEO (except with respect to his own position). The Committee also considers the performance of the Company. For fiscal 2019, the Committee noted several positive fiscal 2018 performance factors, including strong Company sales and earnings and the completion of the Manta acquisition. As a result of the Company’s performance in fiscal 2018, the Committee increased the executive officers’ total direct compensation as described in detail below. Total direct compensation for fiscal 2019 was within the WTW Market Survey and 2018 Peer Group Benchmark Ranges for Mr. Richey, above the WTW Market Survey and 2018 Peer Group Benchmark Ranges for Mr. Muenster, and slightly above the WTW Market Survey Benchmark Range and within the 2018 Peer Group Benchmark Range for Ms. Barclay.

Base Salaries. Base salaries are designed to attract, retain, motivate and reward competent, qualified, experienced executives. The Company emphasizes performance-based compensation for the executive officers. At the discretion of the Committee, with input by the CEO, executive officers with significant experience and responsibility who consistently demonstrate exemplary performance may be paid above the Benchmark Ranges for their positions.

Fiscal 2019 base salaries for the executive officers were set by the Committee at the beginning of fiscal 2019. The salaries were based on the Committee’s review of current salary levels and total cash compensation (base salary plus cash incentive target) compared to the WTW Market Survey and 2018 Peer Group Benchmark Ranges for each position, as adjusted for the relative value of the jobs within the Company compared to those in the comparison surveys. The Committee also took into account, for Mr. Richey, fiscal 2018 individual and Company performance, and for the other executive officers, a subjective evaluation of the executives’ fiscal 2018 performance with input from Mr. Richey. Based on the factors considered, the Committee determined that for each of the executive officers a 4.0% increase in total cash compensation was warranted for 2019, and as it had done for 2018, it provided the executive officers with the discretion to allocate the increase prospectively either all to their cash incentive target or between their base salary and their cash incentive target. Mr. Richey elected to allocate all of his increase to his cash incentive target, and Mr. Muenster and Ms. Barclay elected to allocate their increases between their base salaries and their cash incentive targets. Base salaries for fiscal 2019 were slightly above the Benchmark Ranges for Mr. Richey, above the Benchmark Ranges for Mr. Muenster, and within the Benchmark Ranges for Ms. Barclay.

Base salaries for the executive officers for fiscal 2019 and fiscal 2018 were as follows:

Base Salaries

Officer	FY 2019 Base Salary	Percent Increase from FY 2018	FY 2018 Base Salary	Percent Increase from FY 2017
Victor L. Richey (CEO)	$824,500	None	$824,500	None
Gary E. Muenster (Executive VP & CFO)	$576,000	4.7%	$550,000	None
Alyson S. Barclay (Senior VP & General Counsel)	$350,600	3.9%	$337,500	3.5%

Cash Incentive Compensation. The Committee uses annual performance-based cash incentives to compensate the executive officers. The Committee establishes at-risk performance targets for the executive officers using financial and operational goals linking compensation to overall Company performance. For fiscal 2019, as described under “Base Salaries” above, Mr. Richey elected to allocate all of the increase in his total cash compensation to his cash incentive target; and Mr. Muenster and Ms. Barclay elected to divide the increase in their total cash compensation between their base salaries and their cash incentive targets.

The annual cash incentive targets for fiscal 2019 and fiscal 2018 were as follows:

Target Cash Incentive Compensation

Officer	FY 2019 Target Cash Incentive	Percent Increase from FY 2018	FY 2018 Target Cash Incentive	Percent Increase from FY 2017
Victor L. Richey (CEO)	$852,500	8.2%	$788,000	7.4%
Gary E. Muenster (Executive VP & CFO)	$460,600	3.1%	$446,700	8.2%
Alyson S. Barclay (Senior VP & General Counsel)	$217,800	4.2%	$209,000	3.5%

The fiscal 2019 cash incentive target for the executive officers was established pursuant to the Company’s Performance Compensation Plan (the “PCP”) authorized under the Company’s 2018 Omnibus Incentive Plan. This at-risk plan closely links the executive officers’ pay to the Company’s financial results and provides compensation variability in the form of reduced payments when performance is below targets and higher compensation when performance exceeds targets. The PCP has a fixed target with a range based on performance. The Committee has discretion to either increase or decrease the actual cash incentive payouts. The target percentages of total cash compensation represented by base salary and by the PCP target varied for fiscal 2019 based on the position, as follows:

	Total Cash Compensation – Fiscal 2019
	Base Salary		Cash Incentive Target (PCP)
Officer		Percent of Total Cash Compensation		Percent of Total Cash Compensation	Total Cash Compensation
Victor L. Richey (CEO)	$824,500	49%	$852,500	51%	$1,677,000
Gary E. Muenster (Executive VP & CFO)	$576,000	56%	$460,600	44%	$1,036,600
Alyson S. Barclay (Senior VP & General Counsel)	$350,600	62%	$217,800	38%	$568,400

The higher at-risk target percentage for the CEO as compared to the other executive officers is based on the Company’s at-risk philosophy, and his role as CEO of the Company. Likewise, the CFO has a higher percentage as compared to the General Counsel. Near the beginning of each fiscal year, after reviewing the Company’s business plans for the fiscal year, the Committee determines the key short-term business metrics on which the Company’s senior management should focus in order to drive results and approves the cash incentive target for each executive officer. Because of the broad responsibilities of the executive officers, their criteria are tied to Company-wide metrics. The Committee then determines the percentage of the cash incentive target which should be tied to each of the metrics and the performance target for each metric, and approves the minimum and maximum multipliers which will be applied to each of the performance targets to determine the payment under the plan.

During the first quarter of fiscal 2019, the Committee approved two metrics for achievement of the fiscal 2019 PCP incentive targets, on the basis of the annual operating plan reviewed by the Board of Directors. One was “Adjusted EPS”, weighted at 70% of the total cash incentive target. Adjusted EPS was defined as earnings per share adjusted to exclude the gain on the sale of the Doble headquarters building in Watertown, Massachusetts and certain restructuring charges related to facility consolidations at Doble, Plastique, PTI and VACCO as communicated in the Company’s quarterly press releases. Adjusted EPS is a non-GAAP financial measure.

The second metric was “Cash Flow,” weighted at 30% of the total cash incentive target. Cash Flow was defined as cash generated from operations at the subsidiary level, including corporate cash activity related to debt and interest payments, tax payments, pension contributions and corporate general administrative expenses, and excluding corporate cash activity related to acquisitions, dividends and share repurchases. Cash Flow is a non-GAAP financial measure.

The Committee approved the following targets and evaluation matrices for the two fiscal 2019 cash incentive metrics. The Committee also considered the uncertainty of the economy and the potential impact of tariffs on the markets the Company serves. For each component, the multiplier applied is the one underneath the dollar value or percentage which is closest to the actual result for that measure.

PCP – Fiscal 2019 Evaluation Matrices

					Target
Adjusted EPS:	$2.74	$2.80	$2.86	$2.92	$2.98	$3.05	$3.12	$3.19	$3.27	$3.35
Multiplier:	0.20	0.40	0.60	0.80	1.00	1.20	1.40	1.60	1.80	2.00

					Target
Cash Flow (in Millions):	$44.6	$45.6	$46.6	$47.6	$48.6	$49.6	$50.6	$51.6	$52.6	$53.6
Multiplier:	0.20	0.40	0.60	0.80	1.00	1.20	1.40	1.60	1.80	2.00

Actual Adjusted EPS for fiscal 2019 was $3.10, which resulted in a multiplier of 1.40 being applied to the cash incentive target associated with the Adjusted EPS metric. Actual Cash Flow for fiscal 2019 was $68.6 million, which resulted in a multiplier of 2.00 being applied to the cash incentive target associated with the Cash Flowmetric.

The Summary Compensation Table on page 27 reflects the actual payouts under the PCP for fiscal 2019, as well as payouts for the preceding two years under the PCP and a second plan, the Company’s Incentive Compensation Plan for Executive Officers, which was discontinued after fiscal 2017 due to tax law changes impacting Section 162(m) compensation plans.

Long-Term Equity Incentive Compensation. Prior to 2018 the Committee had generally granted LTEI awards to the executive officers at the first Board meeting of the fiscal year. However, beginning in fiscal 2018 the Committee decided to defer the granting of the executive officers LTEI awards until later in the year in order to provide the Committee with the opportunity to evaluate the Company’s financial performance prior to granting the awards. The LTEI awards for fiscal 2019 were granted on April 30, 2019, effective on May 1, 2019.

In line with the Company’s pay for performance philosophy, the Committee determined the total value of the LTEI to grant to each executive officer based on its review of the value of such LTEI awards for similar executive level positions, taking into consideration the WTW Market Survey and 2018 Peer Group Benchmark Ranges for LTEI subjectively adjusted based on the Committee’s assessment of the relative value and performance of each individual or, in the case of the CEO, the Company’s fiscal 2018 financial performance, the relative shareholder return and the market rate value of similar LTEI awards to CEOs (see “Compensation Consultant and Benchmarking” on page 18). For fiscal 2019, the LTEI awards were within the WTW Market Survey and 2018 Peer Group Benchmark Ranges for Mr. Richey; above the WTW Market Survey and 2018 Peer Group Benchmark Ranges for Mr. Muenster; and above the WTW Market Survey Benchmark Range but below the 2018 Peer Group Benchmark Range for Ms. Barclay. In recent years the target LTEI has generally been 100% of total annual target cash compensation for Mr. Richey, approximately 75% of total annual cash compensation for Mr. Muenster, and approximately 66% of total annual cash compensation for Ms. Barclay, and all of the 2019 awards were consistent with these percentages.

In recent years the Committee has granted LTEI in the form of performance-accelerated restricted share units (“PARS”), as authorized under the 2018 Omnibus Incentive Plan and its predecessors. PARS awards have a term of five years, and the award (net of withholding taxes) is distributable to the recipient in shares of Company common stock at the end of the term. However, if the Company performance criteria stated in the notice of award, such as achievement of a target stock price, are met during a specified twelve-month period, generally the third or fourth years of the term (the “performance periods”), then part or all of the award is accelerated, and the accelerated portion (net of withholding taxes) will be distributed in shares six months after the end of the performance period in which the criteria are first met; and if acceleration occurs during the fifth year of the award the award will become distributable at the end of the fifth year. Distribution of PARS award shares may not occur earlier than 3½ years after the award even if the performance criteria are met, except in cases of death, disability or certain other special circumstances. In all events, the award recipient must remain continuously employed by the Company until the underlying shares are distributed (except that the Committee may in its discretion waive this requirement if termination of employment is due to death, disability, retirement or other circumstance the Committee deems appropriate). Until the underlying shares are actually distributed, dividends are not paid or accrued on the PARS.

The performance criteria established by the Committee for acceleration of all of the PARS awards granted to date have been the achievement of specified target prices for Company common stock. Achievement of the target price is determined based on the average price over thirty consecutive trading days ending during a performance period. For the PARS granted effective May 1, 2019 for fiscal 2019, the performance periods are the twelve month periods ending April 30, 2022 and April 30, 2023, and the stock price targets are $80.40 for acceleration of 50% of the PARS awards and $86.00 for the acceleration of the remaining 50%. The Committee viewed these targets, which are approximately 7.5% and 15.0%, respectively, over the NYSE closing price of $74.79 on the grant date, as meaningful and challenging. Acceleration will not occur unless the stock price achieves these targets during at least one of these performance periods.

The Committee believes that the Company’s performance will reflect the contributions of management within the award timeframe of five years or less. The value of PARS fluctuates directly with changes in the price of the Company’s stock, which ties executives’ interests directly to those of the shareholders. In addition, the recipient must be continuously employed by the Company from the date of the award until the underlying shares are distributed. For executive officers, PARS awards also contain a two-year non-compete period after the expiration of the earning period of the awards, which provides additional protection to shareholders.

Equity Grant Procedures. The Company does not coordinate LTEI grants with the release of material non-public information. Since fiscal 2018, Company-wide equity grants, including equity grants to executive officers, have been made concurrently with the late April or early May Board strategy meetings. The equity grants for fiscal 2019 were approved at a Committee meeting on April 30, 2019 in conjunction with the regularly-scheduled Board meeting. Throughout each year, equity awards are made to new hires, promoted employees or in other special circumstances, generally on the first trading day of the month after hire or the date of the next Committee meeting. The Committee has delegated to the CEO and the Executive Committee the authority to grant a limited number of stock options and LTEI awards, respectively, to key employees other than executive officers, subject to certain restrictions, including an exercise price not less than the NYSE closing price on the grant date; however, no such awards are currently outstanding other than a small number of restricted stock awards which vest after a stated employment period, issued as new hire and/or retention incentives to key employees of acquired businesses.

Compensation Changes for 2020. As a result of the Company’s strong performance in fiscal 2019, the Compensation Committee determined that increases in total cash compensation of 4.5%, 4.2% and 4.2% were warranted for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively, and (as it had done for 2019) it provided each of the executive officers with the discretion to allocate their increase prospectively between their base salaries and their cash incentive targets. Mr. Richey and Ms. Barclay each elected to allocate the entire dollar amount of their increase to their cash incentive target, and Mr. Muenster elected to allocate his increase between his base salary and his cash incentive target, resulting in fiscal 2020 base salaries of $824,500, $600,000 and $350,600 and cash incentive targets of $927,965, $480,000 and $241,400 for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively.

The Committee determined to allocate 100% of the executive officers’ cash incentive compensation opportunity to the PCP, and approved the following performance criteria for fiscal 2020:

•	“Adjusted EPS,” weighted at 70% of the total target opportunity and consisting of earnings per share excluding certain defined non-recurring gains and charges expected to be realized or incurred in fiscal 2020; and

•	“Cash Flow,” weighted at 30% of the total target opportunity and consisting of cash generated from operations at the subsidiary level, plus corporate cash activity related to debt and interest payments, tax payments, pension contributions and corporate general administrative expenses, and minus corporate cash activity related to acquisitions, dividends and share repurchases.

The actual cash incentive compensation payable under the PCP for fiscal 2020 will range from 0.2 to 2.0 times the target opportunity for both Adjusted EPS and Cash Flow, depending on actual 2020 performance, based on a separate matrix for each of the measures.

Continuing its practice begun in fiscal 2018, the Committee deferred the granting of any LTEI awards for fiscal 2020 until later in the fiscal year, in order to provide the Committee with the opportunity to evaluate the Company’s financial performance prior to granting the awards.

Other Compensation Elements

Perquisites. The Company also provides limited perquisites to its executive officers, which have historically included club membership, an annual physical, financial planning and an auto allowance. The Committee annually reviews the types and value of the perquisites provided to the executive officers as part of its overall review of executive compensation. The Committee has determined the perquisites paid in fiscal 2019 to be reasonable.

Retirement Benefits. Like other employees of the Company, the executive officers are eligible for retirement benefits provided through a matched defined contribution (401(k)) program. The executive officers are also eligible for a frozen benefit under the Company’s defined benefit pension plan, and Mr. Richey and Ms. Barclay are eligible for a frozen benefit under the Company’s supplemental executive retirement plan (the “SERP”); the accrual of benefits under these two plans ended in December 2003 for all Company employees, consistent with the compensation program’s change in emphasis to at-risk rather than risk-free or safety-net pay. See “Pension Benefits,” below.

Severance Plan. Severance provisions in the event of a change of control benefit a company by allowing executives who are parties to such arrangements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment, thereby providing stability to a corporation during a potentially uncertain period. Accordingly, the Committee decided that it was in the Company’s best interest to adopt a Severance Plan, effective in 1995 and last amended in November 2015, which prescribes the compensation and benefits to be provided in the event of a change of control to certain executives, including the CEO and the other executive officers.

For purposes of the Severance Plan, “Change of Control” means any of the following (subject to the specific definitions in the Severance Plan): (i) the acquisition by any person or group of at least 20% of the then-outstanding shares of the Company’s common stock; or (ii) a change in a majority of the members of the Board of Directors that is not approved by the incumbent Board; or (iii) the approval by the shareholders of either a reorganization, merger or consolidation after which the shareholders will not own at least a majority of the Company’s common stock and voting power, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company’s assets.

The Company’s change of control arrangements were designed to provide executives with severance payments and certain other benefits in the event that their employment is terminated in connection with a change of control transaction. The Severance Plan includes a “double trigger,” which means that it provides severance benefits only if there is both (1) a change of control of the Company and (2) the employee’s employment is terminated by the Company (or any successor) without cause or if the employee terminates his or her employment for good reason, in each case within 36 months following a change of control, or if the Company terminates his or her employment within 90 days before a change of control at the request of a third party who, at such time, had taken steps reasonably calculated to effect the Change of Control.

If the Severance Plan is triggered, the executive will be entitled to all accrued but unpaid compensation, a pro rata cash bonus for the year of separation and benefits through the date of separation, as well as a lump sum cash payment which is designed to replicate the cash compensation (base salary and cash incentive), plus certain benefits, that the executive would have received had he or she remained employed for two years, and in the case of Mr. Richey and Ms. Barclay, the amount of their accumulated benefit under the SERP. Except for the SERP benefit, these payments and benefits would only be paid as a result of a double-trigger event. The determination of the appropriate level of payments and benefits to be provided in the event of a change of control termination involved consideration of a number of factors. The two-year multiple was determined based on a survey of the Company’s peers at the time the Severance Plan was adopted by the Company, and is deemed to be reasonable. The Committee considered that a high-level executive, who is more likely to lose his or her job in connection with a change of control than other employees, may require more time than other employees in order to secure an appropriate new position, and, unless that executive was provided with change of control benefits, he or she may be motivated to start a job search early if a change of control is anticipated, to the detriment of the Company. Thus, the existence of the Severance Plan provides an incentive for the executive to remain with the Company until a change of control actually occurs. In addition, payments are not provided under the Severance Plan unless there has been not only a change of control but also a qualifying termination of employment, thus providing an acquirer the opportunity to retain the Company’s management team during or after a transition period.

For further information about the Severance Plan, and a sample calculation of the cash compensation and benefits to be provided under the Severance Plan, based on certain stated assumptions, see “Potential Payments Upon Termination or Change in Control” beginning on page 32.

In addition, pursuant to the executive officers’ severance agreements as well as their LTEI award agreements, in the event of a change of control, the aggregate value of outstanding PARS is paid in cash within 30 days after the change of control.

Employment Agreements. The Company has employment agreements (the “Agreements”) with each of the executive officers. These Agreements provide for a payment equivalent to two years of compensation under a predetermined separation provision, thereby providing for a more amicable separation in circumstances where a business change is warranted. No payment is made under the employment agreements in the event of a change of control (which is covered by the Severance Plan) or termination for cause. The Agreements automatically renew at the end of each one-year term unless either party gives notice of non-renewal at least 180 days prior to expiration of the then-current term. The Agreements provide for payment of an annual base salary, subject to review for increase at the discretion of the Committee, participation in the Company’s cash incentive plans, and eligibility for participation in the Company’s LTEI plans and benefit plans and programs applicable to senior executives, and continuance of certain perquisites. For the two year period after a termination, the Agreements prohibit the executive officers from soliciting Company employees or disclosing confidential information. The Agreements also require that the executive officers provide limited consulting services on an as-requested basis following termination. For specifics regarding the cash compensation and benefits provided in the event of a qualifying separation, and for a sample calculation, based on certain stated assumptions, see “Employment Agreements” beginning on page 32, and “Potential Payments Upon Termination or Change in Control” beginning on page 32.

The Committee periodically assesses the reasonableness of the Agreements to consider whether any changes are appropriate.

Limit on Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code prohibits publicly held companies, including the Company, from deducting salaries and other compensation paid to an executive officer to the extent that the total exceeds $1 million during the tax year. Until the end of calendar 2017, compensation based upon the attainment of performance goals set by the Committee pursuant to shareholder-approved plans could be structured to qualify for an exclusion from this limitation; however, the 2017 Tax Cuts and Jobs Act eliminated this exclusion for amounts deductible in tax years beginning after December 31, 2017. Despite the change in the tax law, the Committee intends to continue its current practice of utilizing shareholder-approved metrics for the Company’s cash incentive plans when appropriate. However, the Committee reserves the right to use appropriate award provisions that are tailored to achieving the Company’s financial and business objectives even if they may exceed the limitation under Section 162(m), if it determines that such awards are appropriate and consistent with the Company’s business needs.

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for the executive officers. The guidelines currently set the minimum level of ownership at five times total cash compensation (base salary and annual cash incentive target) for the CEO and three times total cash compensation for the other executive officers, which equate to approximately ten times base salary for the CEO, and approximately five times base salary for the other executive officers. Unvested PARS are not included in determining these ownership amounts. Executive officers are expected to be in compliance with the ownership guidelines within five years of their appointments. They are required to hold 100% of all after-tax stock distributions received from compensation awards until the guideline amounts are reached and thereafter as needed to maintain ownership of at least the guideline amounts. All executive officers exceeded the ownership guidelines at the end of fiscal 2019.

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies

In addition to the general provisions of the Company’s Insider Trading Policy, which prohibit any employee from trading in Company securities while in possession of material non-public information, a Supplement to the Insider Trading Policy strictly prohibits the Company’s directors, officers and employees from engaging in transactions in Company securities involving puts, calls or other derivative securities on an exchange or in any other organized market, selling Company securities “short”, or entering into hedging or similar arrangements (such as exchange funds) involving Company securities. The Insider Trading Policy also prohibits the Company’s directors, officers, corporate office employees, and other designated employees in management positions from pledging Company securities as collateral for a loan or holding Company Securities in a margin account. These policies are intended to ensure that the executive officers, as well as other Company personnel in positions of authority, cannot offset or hedge against declines in the price of the Company stock they own or have a personal interest in the price of their shares which may be different from the interests of other shareholders generally.

Compensation Recovery Policy

The Company’s Code of Business Conduct and Ethics reaffirms the importance of high standards of business ethics. Adherence to these standards by all employees is the best way to ensure compliance and secure public confidence and support. All employees are responsible for their actions and for conducting themselves with integrity. Any failure on the part of any employee to meet any of the standards embodied in this Code will be subject to disciplinary action, including potential dismissal.

Since 2010 the Company has had in effect a Compensation Recovery Policy which provides that when appropriate, and in accordance with applicable law, the Company may recover any “Recoverable Compensation” received during a prescribed period of up to three years if an executive or other senior officer of the Company or any of its affiliates:

•	Engages in intentional misconduct resulting in a financial restatement or in any increase in his or her incentive or equity income, or

•	Engages in activity that competes with the Company or its affiliated companies in violation of any non-compete agreements entered into by such employee, or

•	Solicits customers or hires or assists anyone else in soliciting or hiring employees of the Company or its affiliates after termination of employment or engages in the unauthorized disclosure or use of the Company’s confidential information resulting in harm to the Company or its affiliates, in any case in violation of agreements entered into by such employee prohibiting such actions.

“Recoverable Compensation” is defined to include any equity and incentive compensation received, earned or distributed to or for the benefit of an executive or senior officer, including amounts and shares under any equity or compensation plan or employment agreement. The Compensation Recovery Policy specifies that to the extent compensation is recovered from an individual as a result of a financial restatement such amounts will be excluded from “Recoverable Compensation.”

The Company has previously included recoupment, non-compete and clawback provisions in PARS and performance compensation plan agreements for certain participants. Where not previously included, the above provisions will be added to all new non-base compensation awards. This policy does not prevent the Company from taking other actions as appropriate, if warranted, based on the misconduct outlined above.

Advisory Shareholder Say-On-Pay Vote

At each Annual Meeting of Shareholders the Company submits the executive compensation disclosed in the proxy statement for that meeting to the shareholders for their approval on an advisory basis, a so-called “Say-on-Pay” vote. The Committee and the Board of Directors review and give consideration to that vote in determining future executive compensation policies and decisions. At the Company’s last Annual Meeting in February 2019, the shareholders strongly supported the current compensation program, with over 94% of the shares represented and entitled to vote at the Meeting voting to approve the executive officers’ compensation.

SUMMARY COMPENSATION TABLE

The following table contains compensation information for fiscal 2019 and the preceding two fiscal years for all services rendered in all capacities to the Company and its subsidiaries of the executive officers serving at September 30, 2019 (the “executive officers”).

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Victor L. Richey	2019	$824,500	$0	$1,676,941	$1,346,950	$136,386	$87,156	$4,071,933
Chairman, Chief	2018	824,500	0	1,612,501	1,245,040	0	83,320	3,765,361
Executive Officer	2017	824,500	0	1,557,965	678,488	0	82,828	3,143,781
& President

Gary E. Muenster	2019	$576,000	$0	$777,442	$727,748	$73,811	$72,048	$2,227,049
Executive Vice	2018	550,000	0	747,552	705,786	0	58,171	2,061,509
President & Chief	2017	550,000	0	770,011	382,025	0	55,630	1,757,666
Financial Officer

Alyson S. Barclay	2019	$350,600	$0	$375,072	$344,124	$96,347	$76,404	$1,242,547
Senior Vice	2018	337,500	0	360,679	330,220	0	74,184	1,102,583
President, Secretary	2017	326,000	0	380,016	186,850	0	68,673	961,539
& General Counsel

(1)

Although discretionary cash awards are permitted under the PCP, as discussed under the caption “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section, none were made during the years indicated.

(2)	Represents the aggregate grant date fair values for performance-accelerated restricted share awards based on the fair market value of the underlying Common Stock on the respective grant dates. Such amounts do not correspond to the actual value that will be realized by the executive officers at the time of distribution.

(3)	Reflects the performance-based cash awards earned for the fiscal year indicated under the PCP, as discussed under the caption “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section. Compensation reported for fiscal 2017 also includes performance-based cash awards earned for that fiscal year under the Company’s Incentive Compensation Plan for Executive Officers, since discontinued.

(4)	Represents the changes in actuarial present value of the executive officers’ accumulated benefits under the Company’s defined benefit pension plan and supplemental executive retirement plan during each fiscal year. These changes in value include the effects of changes in actuarial assumptions from year to year. For fiscal 2019 overall pension values increased due to the effect of changes in actuarial assumptions from the preceding year. The changes in Mr. Richey’s, Mr. Muenster’s and Ms. Barclay’s pension values in fiscal 2019 due to these assumption changes were $107,702, $60,338 and $78,456, respectively. For fiscal 2018 and 2017 pension values decreased, partly due to the effect of changes in actuarial assumptions; pursuant to SEC regulations, the amounts in the table do not include these decreases. For additional information, including the actuarial assumptions used in fiscal 2019, see “Pension Benefits” below. There were no non-qualified deferred compensation earnings.

(5)	Comprised of the amounts provided in the table below:

(Footnotes continued on following page)

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Name and Principal Position	Fiscal Year	Perquisites(a)	Tax Gross-ups(b)	Defined Contribution Savings Plan Company Contributions	Employee Stock Purchase Plan Company Contributions	Total
Victor L. Richey	2019	$50,347	$17,331	$11,200	$8,278	$87,156
Chairman, Chief Executive	2018	52,421	16,601	11,000	3,298	83,320
Officer & President	2017	50,254	18,470	10,800	3,304	82,828

Gary E. Muenster	2019	$45,608	$20,680	$0	$5,760	$72,048
Executive Vice President &	2018	36,991	15,680	0	5,500	58,171
Chief Financial Officer	2017	34,700	15,430	0	5,500	55,630

Alyson S. Barclay	2019	$40,615	$20,854	$11,403	$3,532	$76,404
Senior Vice President,	2018	47,370	12,285	11,154	3,375	74,184
Secretary &	2017	39,615	12,579	10,600	5,879	68,673
General Counsel

(a)	Comprised of car allowance, financial planning, additional life insurance, and Company cost related to the personal use of clubs.

(b)	Represents tax gross-up for taxable club fees and financial planning.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for fiscal 2019 for the executive officers regarding awards under the Company’s cash incentive plan (PCP) and PARS awards under its long-term equity incentive plan. See “Principal Elements of Compensation – Cash Incentive Plans” and “– Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

						All Other
					All Other	Options		Grant Date
					Stock	Awards:	Exercise	Fair Value
					Awards:	Number of	or Base	of Stock
		Estimated Future Payouts Under Non-Equity			Number of	Securities	Price of	and
Named		Incentive Plan Awards (1)			Shares of	Underlying	Option	Option
Executive Officer	Grant Date(2)	Threshold	Target	Maximum	Stock (3)	Options	Awards	Awards (4)
Victor L. Richey	11/14/2018	$170,500	$852,500	$1,705,000	22,422	–	–	$1,676,941
	5/1/2019
Gary E. Muenster	11/14/2018	92,120	460,600	921,200	10,395	–	–	777,442
	5/1/2019
Alyson S. Barclay	11/14/2018	43,560	217,800	435,600	5,015	–	–	375,072
	5/1/2019

(1)

Represent threshold, target and maximum cash incentive opportunities for fiscal 2019 under the Company’s Performance Compensation Plan (PCP). For more information, see “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section and footnote (2) below.

(2)	Date of approval of the cash incentive opportunities for fiscal 2019; actual payouts were based on fiscal 2019 results and were not determined until after the end of fiscal 2019. See footnote (3) to the Summary Compensation Table.

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(3)	Represent performance-accelerated restricted shares (“PARS”) that will vest if the executive officer continues in the employment of the Company through the employment service period ending on May 1, 2024. However, 50% and 100% of these PARS may be accelerated and vested earlier if stock price targets of $80.40 and $86.00, respectively, are met between May 1, 2021 and April 30, 2023; in that event, the accelerated portion will vest on November 1 following the end of the twelve-month performance period in which the target is achieved, provided that the executive officer continues in the employ of the Company through the vesting date, and will be paid out on the following business day. However, none of these PARS may vest earlier than November 1, 2022. Achievement of target levels is determined based on the average stock price over a period of thirty consecutive trading days. All executive officer awards provide for acceleration in the event of a change in control of the Company. Dividends are not earned or paid prior to the distribution of the shares. For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

(4)	Based on the fair market value of the underlying Common Stock of $74.79 on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information as of the end of fiscal 2019 for the executive officers regarding outstanding awards of unvested performance-accelerated restricted share units (“PARS”). No executive officer had any stock option awards outstanding, either exercisable or unexercisable, as of the end of fiscal 2019.

		Stock Awards (1)
Executive Officer	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)
Victor L. Richey	11/11/2016	30,912	(3)	$2,459,359
	4/30/2018	28,872	(4)	2,297,056
	5/1/2019	22,422	(5)	1,783,894

Gary E. Muenster	11/11/2016	15,278	(3)	1,215,518
	4/30/2018	13,385	(4)	1,064,911
	5/1/2019	10,395	(5)	827,026

Alyson S. Barclay	11/11/2016	7,540	(3)	599,882
	4/30/2018	6,458	(4)	513,798
	5/1/2019	5,015	(5)	398,993

(1)

Achievement of target levels is determined based on the average stock price over a period of thirty consecutive trading days. All executive officer PARS awards provide for acceleration of vesting in the event of a change in control of the Company. Dividends are not earned or paid on PARS award shares until the underlying shares are distributed to the recipient.

(2)	Based on the closing price of the Company’s common stock of $79.56 on September 30, 2019, the last day of the Company’s 2019 fiscal year.

(3)	With respect to the PARS awards granted November 11, 2016, the specified stock price targets of $54.20 and $57.95 were achieved on October 1, 2018; accordingly, these awards have accelerated and will vest on March 31, 2020 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

(4)	The PARS awards granted April 30, 2018 will vest on April 30, 2023 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). Alternatively, acceleration of 50% and 100% of these awards will occur if the specified stock price targets of $60.05 and $64.25, respectively, are achieved between April 30, 2020 and April 29, 2022; in that event the accelerated percentage of the awards will vest on October 30 following the end of the twelve-month performance period in which the target is achieved if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

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(5)	The PARS awards granted on May 1, 2019 will vest on May 1, 2024 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). Alternatively, acceleration of 50% and 100% of these awards will occur if the specified stock price targets of $80.40 and $86.00, respectively, are achieved between May 1, 2021 and April 30, 2023; in that event the accelerated percentage of the awards will vest on November 1 following the end of the twelve-month performance period in which the target is achieved if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for the executive officers regarding performance-accelerated restricted share (PARS) awards which vested during fiscal 2019. No stock options were exercised by the executive officers during fiscal 2019, and none were outstanding as of September 30, 2019.

	Stock Awards
Executive Officer	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Victor L. Richey	39,986	$2,680,262
Gary E. Muenster	19,265	1,291,333
Alyson S. Barclay	9,330	625,390

(1)

Shares of Common Stock underlying the PARS awards granted November 11, 2015, which vested on March 31, 2019. A number of these shares were withheld in lieu of cash payment of applicable withholding taxes, and the remaining shares were distributed on April 1, 2019.

(2)	Fair market value of the shares of Common Stock underlying the PARS awards which vested on March 31, 2019, based on the closing price on March 29, 2019 (the last previous trading date) of $67.03, the value used by the Company for tax and accounting purposes.

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PENSION BENEFITS

Pension Plan and SERP. At the time of the 1990 spin-off of the Company by Emerson Electric Co. (“Emerson”), the Company established a defined benefit pension plan (the “Pension Plan”) in which the Company’s executive officers as well as other covered employees participated. Prior to the 1990 spin-off, the executive officers (other than Mr. Muenster, who was not then an employee) participated in one of the pension plans of Emerson or its subsidiaries. The Pension Plan is substantially identical to the Emerson Retirement Plan at the time of the 1990 spin-off (the “Emerson Retirement Plan”). Under the Pension Plan, the participant is credited with service equal to the participant’s service credit under the Emerson Retirement Plan, but the participant’s benefit accrued under the Pension Plan will be offset by the benefit accrued under the Emerson Retirement Plan as of September 30, 1990. Because benefits under the Pension Plan may be reduced under certain maximum provisions of the Internal Revenue Code, in 1993 the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) which provides that where any such reductions occur, the Company will make supplemental payments to certain retired executives, including the present executive officers other than Mr. Muenster. The SERP was designed to maintain total pension benefits at the formula level of the Pension Plan. Effective December 31, 2003, both the Pension Plan and the SERP were frozen with no increase in benefits accruing to participants.

These plans provide for fixed retirement benefits based on the participant’s credited years of service, five-year average compensation (the highest average annual cash compensation during any five consecutive years through 2003), and applicable Social Security covered compensation calculated as of December 31, 2003, the effective date of the freezing of the plans. Under the current law, the benefits amounts will not be subject to any reduction for Social Security or other offset amounts.

The following table sets forth the present value of the accumulated benefits for the executive officers under each plan as of September 30, 2019, based upon the assumptions described in footnote (1).

Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit (1)		Payments During Last Fiscal Year
Victor L. Richey	Pension Plan	18	$586,094		$0
	SERP	18	241,486	(2)	0
Gary E. Muenster	Pension Plan	13	$398,463		$0
	SERP	n/a	n/a		n/a
Alyson S. Barclay	Pension Plan	16	$499,560		$0
	SERP	16	27,890	(2)	0

(1)	The number of years of credited service and the accumulated benefit was frozen as of December 31, 2003. The present value has been calculated assuming that the executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable on the basis of a single life annuity with a 60 month certain payment period. Except for the assumption that the executives remain in service and retire at age 65, the present value is based on the assumptions described in Note 11 to the Company’s Consolidated Financial Statements included in the 2019 Annual Report to Shareholders. The discount rate assumption is 3.05% and the post-retirement mortality assumption is based on the RP-2014 mortality table projected back to 2007 with Scale MP-2014, and generational improvements based on Scale BB-2D grading down to 0.75% in 2024.

(2)	As permitted under the SERP, Mr. Richey and Ms. Barclay have elected to receive their accumulated benefits in the form of a lump sum cash payment in the event of a change of control.

Defined Contribution Plan. The Company’s Employee Savings Investment Plan (the “Defined Contribution Plan”) is an employee benefit plan under section 401(k) of the Internal Revenue Code, which is offered to substantially all United States employees including the executive officers. The Defined Contribution Plan provides for a Company cash match at a rate of 100% of the contributions by each employee up to 3% of the employee’s eligible compensation, and 50% of any additional contributions by the employee up to 5% of the employee’s eligible compensation, subject to Internal Revenue Code contribution limits. The amounts of the Company’s cash match for the accounts of the executive officers in fiscal years 2017, 2018 and 2019 are listed on page 29 in footnote (5) to the Summary Compensation Table, under the heading “Defined Contribution Savings Plan Company Contributions.”

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EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with Messrs. Richey and Muenster and Ms. Barclay effective on or about November 1, 1999 and subsequently amended from time to time.

The employment agreements provide for a base salary, which is subject to annual review by the Human Resources and Compensation Committee but may not be decreased, and an annual cash incentive opportunity in accordance with the Company’s cash incentive program. These executives are entitled to participate in LTEI awards and other compensation programs as the Company’s Human Resources and Compensation Committee shall determine, as well as all employee benefit programs of the Company applicable to senior executives, and the Company will provide certain perquisites, including financial planning, an automobile allowance and club membership.

The agreements currently provide that they will be automatically renewed for successive one year periods unless a six month notice of non-renewal is given by the Company or the executive. However, the Company has the right to terminate the executive’s employment at any time upon thirty days’ notice either with or without Cause, and the executive has the right to resign at any time upon thirty days’ notice. “Cause” is defined in the agreements as the executive’s willful failure to perform his or her duties, disability or incapacity extending for nine consecutive months, willful misconduct, conviction of a felony, breach of any material provision of the employment agreement, or a determination by the Board that the executive has committed fraud, embezzlement, theft or misappropriation against the Company. If the executive’s employment is terminated by the Company other than for Cause, or if the executive terminates his or her employment following certain actions by the Company defined in the agreements as “Good Reason,” the executive will be entitled to receive certain compensation and benefits. “Good Reason” includes the Company’s materially failing to comply with the agreement, materially reducing the executive’s responsibilities or requiring the executive to relocate. In the case of such a termination, the executive will receive for two years: (i) the executive’s base salary and cash incentive (calculated to be no less than the annual percentage of base salary under the cash incentive plan for the last fiscal year prior to termination) paid, at the executive’s election, in either a lump sum on the regularly scheduled payroll date coinciding with or immediately preceding March 15 of the calendar year following the calendar year of termination, or in equal biweekly installments up until the regularly scheduled payroll date coinciding with or immediately preceding March 15 of the year following termination, at which time any balance will be paid in a lump sum, (ii) immediate vesting and payout of any PARS awards whose payout dates have been accelerated, and (iii) continuation of certain employee benefits and perquisites. If the executive’s employment is terminated in connection with a Change of Control (as defined in the agreements), the executive will not receive the foregoing benefits, and will receive instead the benefits payable under the Company’s Severance Plan. See “Potential Payments Upon Termination or Change in Control,” below.

The employment agreements prohibit the executives from disclosing confidential information or trade secrets concerning the Company, and for a period of two years from soliciting employees of the Company and from soliciting customers or distributors of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments/Benefits Upon Change in Control

Severance Plan. The Company has established a Severance Plan (the “Plan”) covering the executive officers. Under the Plan, following an occurrence of a “Change of Control,” as defined in the Plan (see “Other Compensation Elements – Severance Plan” in the Compensation Discussion And Analysis section), each of the executive officers will be entitled to be employed by the Company for a period of three years following the Change of Control, unless terminated earlier in accordance with the Plan. During this employment period the executive officer will: (i) be paid a minimum base salary equal to his or her base salary prior to the Change of Control, (ii) be paid a minimum annual bonus equal to the latest target cash incentive opportunity approved by the Human Resources and Compensation Committee prior to the effective date of the Change of Control (the “Current Cash Incentive Target”), (iii) continue to receive the employee benefits to which he or she was entitled prior to the Change of Control, and (iv) receive annually the value (determined as described under “Incentive Plan Awards” below) of the last LTEI awards issued to him or her prior to the Change of Control, which value may be paid either in cash or in publicly traded stock of the entity which acquired the Company in the Change of Control.

32

If the executive officer’s employment is terminated by the Company during this three-year employment period other than for death, disability or “Cause” as defined in the Plan, or if the executive officer terminates his or her employment during the employment period following certain specified actions by the Company (“Good Reason”), such as materially failing to comply with the provisions of the Plan, a material diminution in his or her authority, duties or responsibilities or base salary, or requiring him or her to relocate, he or she will be entitled to receive, among other things, a cash lump sum equal to the aggregate of: (i) any unpaid current base salary, (ii) a bonus equal to the Current Cash Incentive Target, prorated for a partial year, and (iii) an amount calculated by multiplying two times the sum of the current annual base salary and the Current Cash Incentive Target. In addition, he or she will receive the continuation of his or her employee benefits for two years.

The Company may amend the Plan, but no amendment adverse to the rights of an executive officer under the Plan will be effective unless notice of the amendment has been given by the Company to the executive officer at least one year before a Change of Control occurs.

Long-Term Incentive Plan Awards. The terms of the Company’s outstanding PARS awards provide that upon a change of control (defined in the awards substantially the same as in the Severance Plan), regardless of whether the officer’s employment terminates, any undistributed portion of the award will be distributed in cash, based on the average trading price of the underlying shares for the last ten trading days prior to the change of control, within 30 days after the change of control occurs.

Payments/Benefits Upon Death or Disability

If the executive officer’s employment were to be terminated because of death or disability, under the executive officer’s employment agreement with the Company the executive officer (or his or her beneficiaries) would receive benefits under the Company’s disability plan or the Company’s life insurance plans, as applicable.

With respect to outstanding PARS awards, the Committee may, in its sole discretion, make full, pro-rata, or no share distributions, as it may determine, to an executive officer in the event of disability, or to the executive officer’s surviving spouse or beneficiary in the event of death.

Payments/Benefits Upon Termination by the Employee With Good Reason or by the Company Without Cause

The executive officers’ employment agreements provide that if the executive officer’s employment were to be terminated by the Company prior to a Change of Control other than for cause, death or disability or by the executive officer for Good Reason, the Company would be required to continue to pay the executive officer’s base salary and cash incentive for two years following termination; however, the executive officer could elect to receive each of these payments in a lump sum on or about March 15 of the calendar year following the calendar year in which the termination occurs. In addition, certain employee benefits would continue after the termination, the executive officer’s outstanding stock options (if any; no stock options are currently outstanding) would vest and become exercisable, and his or her accelerated but unvested PARS awards would become fully vested and the underlying shares would be distributed, subject to and in accordance with the terms of the applicable Incentive Compensation Plan. These payments and benefits would be conditioned upon the executive officer not soliciting employees, customers or distributors of the Company for a period of two years after termination. In addition, the executive officer would be required to execute the Company’s standard severance agreement and release.

Payments Upon Termination by the Employee Without Good Reason

If the executive officer were to terminate his or her employment without Good Reason, the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS awards would be forfeited.

Payments Upon Termination by the Company for Cause

If the executive officer’s employment were to be terminated by the Company for Cause, under the employment agreement the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS awards would be forfeited.

33

Incremental Compensation in the Event of Termination As A Result of Certain Events

The following tables reflect the additional compensation and benefits to be provided to the executive officers of the Company in the event of a termination of employment at, following, or in connection with a Change of Control or for the other listed reasons. The amounts shown assume that the termination was effective as of the close of business on September 30, 2019, the end of the Company’s last fiscal year. The actual amounts to be paid would be determinable only at the time of the actual termination of employment.

Victor L. Richey:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$206,125	(1)	$1,649,000	(2)	$0	$0
Cash incentive	852,500	(3)	0	0		1,576,000	(4)	0	0
Severance payment	3,354,000	(5)	0	0		0		0	0
Total Cash Compensation	$4,206,500		$0	$206,125		$3,225,000		$0	$0

Long-Term Equity Incentive Awards:
Performance accelerated restricted stock	6,540,310	(6)	0	0		2,459,359	(7)	0	0
Total Awards	$6,540,310		$0	$0		$2,459,359		$0	$0

Total Direct Compensation	$10,746,810		$0	$206,125		$5,684,359		$0	$0

Benefits: (8)
Broad-based benefits	$77,645		$0	$0		$7,314		$0	$0
Pension benefits	12,250	(9)	0	0		0		0	0
Other executive benefits/perquisites	115,549		0	0		126,686		0	0
Total Benefits	$205,444		$0	$0		$134,000		$0	$0

Total Incremental Compensation	$10,952,254		$0	$206,125		$5,818,359		$0	$0

Gary E. Muenster:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$144,000	(1)	$1,152,000	(2)	$0	$0
Cash incentive	460,600	(3)	0	0		935,633	(4)	0	0
Severance payment	2,073,200	(5)	0	0		0		0	0
Total Cash Compensation	$2,533,800		$0	$144,000		$2,087,633		$0	$0

Long-Term Equity Incentive Awards:
Performance accelerated restricted stock	3,107,455	(6)	0	0		1,215,518	(7)	0	0
Total Awards	$3,107,455		$0	$0		$1,215,518		$0	$0

Total Direct Compensation	$5,641,255		$0	$144,000		$3,303,151		0	$0

Benefits: (8)
Broad-based benefits	$46,585		$0	$0		$2,954		$0	$0
Pension benefits	0		0	0		0		0	0
Other executive benefits/perquisites	103,657		0	0		112,292		0	0
Total Benefits	$150,242		$0	$0		$115,246		$0	$0

Total Incremental Compensation	$5,791,497		$0	$144,000		$3,418,397		$0	$0

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Alyson S. Barclay:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$87,650	(1)	$701,200	(2)	$0	$0
Cash incentive	217,800	(3)	0	0		434,225	(4)	0	0
Severance payment	1,136,800	(5)	0	0		0		0	0
Total Cash Compensation	$1,354,600		$0	$87,650		$1,135,425		$0	$0

Long-Term Equity Incentive Awards:
Performance accelerated restricted stock	1,512,674	(6)	0	0		599,882	(7)	0	0
Total Awards	$1,512,674		$0	$0		$599,862		$0	$0

Total Direct Compensation	$2,867,274		$0	$87,650		$1,735,307		$0	$0

Benefits: (8)
Broad-based benefits	$73,030		$0	$0		$7,314		$0	$0
Pension benefits	0	(9)	0	0		0		0	0
Other executive benefits/perquisites	118,710		0	0		127,744		0	0
Total Benefits	$191,740		$0	$0		$135,058		$0	$0

Total Incremental Compensation	$3,059,014		$0	$87,650		$1,870,365		$0	$0

Footnotes to the Above Three Tables:

(1)	Represents three months’ base salary, which the Company has the discretion to provide to its executive officers in order to cover the waiting period under the Company’s group long-term disability insurance policy.

(2)	As calculated under the terms of the executive officer’s employment agreement. The amount shown represents the annual base salary in effect at September 30, 2019 multiplied by two.

(3)	As calculated under the terms of the Severance Plan. The amount shown is in lieu of any annual cash incentive for fiscal 2019 which would have otherwise been paid except for the termination.

(4)	As calculated under the terms of the executive officer’s employment agreement. The amount shown represents the officer’s fiscal 2018 cash incentive target percentage, multiplied by two times the officer’s fiscal 2019 base salary.

(5)	As calculated under the terms of the Severance Plan.

(6)	Represents the value of shares that would be distributed upon the occurrence of a change in control, based on the $79.56 closing price of the Company’s common stock on September 30, 2019, the last day of the Company’s 2019 fiscal year. These amounts would become payable to the executive officer even if the officer’s employment were not terminated in connection with the change in control. See “Payments/Benefits Upon Change in Control – Incentive Plan Awards” on page 33.

(7)	The amounts shown represent the value of share awards whose payment has been accelerated and which would vest upon termination in this situation pursuant to the named officer’s employment agreement.

(8)	The amounts shown represent the projected cost to continue benefits in accordance with the executive officer’s employment agreement and the provisions of the Severance Plan. Included in Total Benefits are broad-based benefits (health insurance, life and disability premiums), financial planning, automobile, club dues and tax gross-up on club fees. In the case of “Termination by Employee for Good Reason or by Employer Without Cause,” Total Benefits also include an estimated outplacement fee of $15,000.

(9)	As permitted under the SERP, Mr. Richey and Ms. Barclay have elected to receive their accumulated benefits in the form of a lump sum cash payment in the event of a change of control. The amount shown for each executive represents the actuarially determined excess of the value of this lump-sum payment over the discounted present value of the payments the executive would be entitled to receive under a normal retirement at age 65.

35

PAY RATIO DISCLOSURE

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations of the Securities and Exchange Commission, the Company is providing the following information about the relationship between the total annual compensation of its CEO, Mr. Richey, and the median total annual compensation of its employees.

As reported in the Summary Compensation Table on page 27, Mr. Richey’s 2019 total annual compensation was $4,071,933. The 2019 median total annual compensation of all of the Company’s employees who were employed as of August 1, 2019 (the “Determination Date”), other than Mr. Richey, was $61,979, resulting in a pay ratio of 66:1.

Calculation Methodology

As of the Determination Date, the Company’s total worldwide employee population consisted of 3,177 employees, excluding the CEO. This included all full-time, part-time and temporary employees as well as employees on leaves of absence. Although the SEC regulations permit companies to exclude a limited number of foreign employees, the Company did not use this exclusion.

The SEC regulations require the identification of the median compensated employee using a “Consistently Applied Compensation Measure” (“CACM”). The CACM used by the Company consisted of base salary or wages, overtime, target bonus and commissions as of the Determination Date. This compensation was annualized to cover the full 2019 fiscal year, as was the compensation of new hires. For international employees, their compensation was converted to U.S. dollars using the applicable foreign exchange rate as of the Determination Date.

After identifying the median compensated employee, that employee’s total annual compensation was calculated consistent with the methodology used for determining Mr. Richey’s total annual compensation for the Summary Compensation Table.

The pay ratio reported above is the Company’s reasonable estimate calculated in a manner consistent with SEC regulations and the methodology described above. However, the SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices and employee populations. Other companies may calculate their pay ratio using a methodology or estimates and assumptions which differ from those used by the Company. Therefore the pay ratio reported above may not be comparable to the pay ratio reported by other companies, including those in the Company’s peer group.

36

OTHER INFORMATION

AUDIT-RELATED MATTERS

Approval of Audit and Permitted Non-Audit Services

The Audit and Finance Committee has adopted pre-approval policies and procedures requiring that the Committee pre-approve all audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm. In accordance with this policy, the Committee has pre-approved and has set specific quarterly limitations on fees for the following categories of services: general accounting and SEC consultation, compliance with pertinent legislation, general taxation matters and tax returns. Services which have not received specific pre-approval by the Committee must receive such approval prior to the rendering of the services.

Auditor Fees and Services

The Company has paid the following fees to KPMG LLP, its independent registered public accounting firm, for services rendered for each of the last two fiscal years. All of these fees were pre-approved by the Committee.

	2019	2018
Audit Fees (1)	$1,275,000	$1,725,000
Audit-Related Fees (2)	0	0
Tax Fees (3)	0	0
All Other Fees (4)	0	200,000
Total	$1,275,000	$1,925,000

(1)	Audit Fees primarily represent amounts paid for the audit of the Company’s Consolidated Financial Statements included in its Annual Report to Shareholders, reviews of the quarterly financial statements included in the Company’s SEC Forms 10-Q, the performance of statutory audits for certain of the Company’s foreign subsidiaries, and services that are normally provided in connection with statutory and regulatory filings for those fiscal years, including expressing an opinion on the Company’s internal control over financial reporting.

(2)	Audit-Related Fees represent amounts paid for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which are not included in Audit Fees above.

(3)	Tax Fees represent amounts paid for tax compliance, tax advice and tax planning services.

(4)	All Other Fees for 2018 consist of amounts paid for services in connection with the Company’s implementation of the FASB revenue recognition standard ASU No. 2014-09, Revenue from Contracts with Customers, as described in Note 1.W to the Company’s Consolidated Financial Statements included in its 2018 Annual Report to Shareholders on Form 10-K.

Report of the Audit and Finance Committee

The Audit and Finance Committee oversees and monitors the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2019, including a discussion of the quality and the acceptability of the Company’s financial reporting practices and the internal controls over financial reporting.

The Committee reviewed with KPMG LLP, the independent registered public accounting firm which is responsible for expressing opinions on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the Company’s internal control over financial reporting, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee discussed with KPMG LLP its independence from management and the Company, including the impact of any non-audit-related services provided to the Company, the matters in that firm’s written disclosures and the letter from KPMG LLP to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission regarding the independent accountants’ communications with the Audit Committee concerning independence, and the other matters required by the PCAOB’s Auditing Standards.

37

Further, the Committee discussed with the Company’s internal audit executive and KPMG LLP the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit executive and representatives of the independent accountants, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls (including internal controls over financial reporting), and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the Securities and Exchange Commission. The Committee also evaluated and reappointed KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2020.

The Audit and Finance Committee

James M. Stolze, Chair
Patrick M. Dewar
Vinod M. Khilnani
Robert J. Phillippy

SECURITIES OWNERSHIP

Securities Ownership Of Directors and Executive Officers

The following table sets forth certain information with respect to the number of shares beneficially owned by the directors and executive officers of the Company as of December 2, 2019, the record date for the Meeting. For purposes of this table and the following table, the “beneficial ownership” of shares means the power, either alone or shared with one or more other persons, to vote or direct the voting of the shares, and/or to dispose of or direct the disposition of the shares, and includes any shares with respect to which the named person had the right to acquire beneficial ownership within the next 60 days. Unless otherwise noted, each person had the sole voting and dispositive power over the shares listed.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)
Alyson S. Barclay	86,208	(2)	(3)
Patrick M. Dewar	8,488	(4)	(3)
Vinod M. Khilnani	18,365		(3)
Gary E. Muenster	183,985	(2)	0.7%
Leon J. Olivier	25,328	(4)	(3)
Robert J. Phillippy	19,591	(4)	(3)
Victor L. Richey	261,367	(2)	1.0%
Larry W. Solley	23,350		(3)
James M. Stolze	59,834	(4)	(3)
Gloria L. Valdez	531	(4)	(3)

All directors and executive officers as a group (10 persons)	687,047	(4)	2.6%

(1)	Based on 25,981,313 shares outstanding as of December 2, 2019, the record date for the Meeting.

(2)	Includes shares held in the Company’s Employee Stock Purchase Plan. Does not include 19,013, 39,058 and 82,206 unvested PARS award units held by Ms. Barclay, Mr. Muenster and Mr. Richey, respectively.

(3)	Less than 0.5%.

(4)	Includes approximately 8,488, 24,428, 18,691, 18,824 and 531 common stock equivalents credited to the deferred compensation accounts of Mr. Dewar, Mr. Olivier, Mr. Phillippy, Mr. Stolze and Ms. Valdez, respectively, under the Compensation Plan for Non-Employee Directors. See “Director Compensation” beginning on page 15. Stock equivalents have been rounded to the nearest whole share.

38

Securities Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each person known by the Company as of the dates set forth in the footnotes below to be deemed, pursuant to applicable SEC regulations, to beneficially own more than five percent of the Company’s outstanding shares. For this purpose, beneficial ownership of shares is determined in accordance with SEC Rule 13d-3 and includes sole or shared voting and/or dispositive power with respect to such shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)
BlackRock Institutional Trust Company, N.A. 55 East 52nd Street, New York, NY 10055	4,239,599	(2)	16.3%
T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, MD 21202	2,850,012	(3)	11.0%
Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	2,620,042	(4)	10.1%
Dimensional Fund Advisors, LP 6300 Bee Cave Road, Building One, Austin, TX 78746	1,715,372	(5)	6.6%

(1)	Based on 25,981,313 shares outstanding as of December 2, 2019, the record date for the Meeting.

(2)	Based on information contained in a Form 13F filed with the SEC on November 8, 2019 by BlackRock Inc., which reported that as of September 30, 2019 it had sole dispositive power over these shares and sole voting power over 4,091,704 of these shares. BlackRock Inc. has also stated that it is the parent holding company of certain institutional investment managers and that it does not itself exercise and therefore disclaims investment discretion over any securities positions over which its investment operating subsidiaries exercise such discretion; however, for purposes of this Proxy Statement it is deemed to be a beneficial owner of these shares.

(3)	Based on information provided by T. Rowe Price Associates, Inc. (“TRP”), which reported that as of September 30, 2019 it had sole dispositive power over these shares and sole voting power over 655,891 of these shares. TRP has also stated that these securities are owned by various individual and institutional investors for which TRP serves as investment adviser with power to direct investments and/or power to vote the shares and has expressly disclaimed beneficial ownership of any of the reported shares; however, for the purposes of this Proxy Statement it is deemed to be a beneficial owner of these shares.

(4)	Based on information contained in a Form 13F filed with the SEC on November 14, 2019 by Vanguard Group, Inc., which reported that as of September 30, 2019 it had sole dispositive power over 2,564,895 of these shares, shared dispositive power over 55,147 of these shares, sole voting power over 52,759 of these shares, and shared voting power over 5,100 of these shares.

(5)	Based on information contained in a Form 13F filed with the SEC on November 12, 2019 by Dimensional Fund Advisors, LP, which reported that as of September 30, 2019 it had shared dispositive power over these shares and sole voting power over 1,653,831 of these shares.

39

SHAREHOLDER PROPOSALS

In order for a shareholder of the Company to formally nominate an individual for election as a director or propose other business at a meeting of shareholders, the Company’s Articles of Incorporation require that notice of the nomination or proposal must be given to the Company in advance of the meeting at which the election is to be held. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting; but if the Company gives less than 50 days’ notice or prior public disclosure of the date of the meeting, then the shareholder must give such notice within ten days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first.

The required advance notice must include certain additional information regarding both the proponent and any prospective nominee useful to the Company in evaluating and responding to the nomination or proposal, and as to proposals other than nominations, a full description of the proposal, including its text, and a description of any agreements or arrangements between the proponent and any other person in connection with the proposal; all as specified in detail in the Company’s Articles of Incorporation and Bylaws. Any prospective director nominees must also complete a questionnaire regarding the background and qualifications of the proposed nominee and any person or entity on whose behalf the nomination is being made, and must represent in writing that the proposed nominee is not, and will not become, a party to any undisclosed voting commitments or compensation arrangements with respect to service as a director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and stock trading policies and guidelines of the Company.

The Board may reject any nominations or proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Shareholders may also recommend director candidates to the Nominating and Corporate Governance Committee for consideration as described under “Nominating and Corporate Governance Committee” on page 13.

The above requirements are in addition to, and are separate from, the requirements of SEC Rule 14a-8 relating to the rights of shareholders to request inclusion of proposals in, or of the Company to omit proposals from, the Company’s proxy statement. However, solely with respect to a proposal, other than the nomination of directors, that a shareholder proposes to bring before an annual meeting of shareholders, the notice requirements set forth in the Company’s Articles of Incorporation and Bylaws will be deemed satisfied by the shareholder if the shareholder has submitted the proposal to the Company in compliance with Rule 14a-8 and the proposal has been included in the Company’s proxy statement for the meeting.

Proposals of shareholders intended to be presented at the 2021 Annual Meeting must be received by the Company by August 13, 2020 if the proponent wishes to have them included in the Company’s proxy statement and form of proxy relating to that meeting pursuant to SEC Rule 14a-8. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with SEC regulations governing the solicitation of proxies.

In each case, the notice required to be given to the Company must be directed to the Secretary of the Company, whose address is 9900A Clayton Road, St. Louis, MO 63124-1186. Any shareholder desiring a copy of the Company’s Articles of Incorporation or Bylaws will be furnished one without charge upon written request to the Secretary.

*     *     *     *     *

40

APPENDIX A

Participants in the Willis Towers Watson 2018 General Industry Executive Compensation Survey Report – U.S.
(see “Compensation Consultant and Benchmarking” on page 18)

A.O. Smith	Arconic	Burlington Northern Santa Fe
AAA	Arkema	Bush Brothers & Company
ABRA Auto Body & Glass	Armstrong World Industries	Bway Corporation
Accenture	Arrow Electronics	CA Technologies
ACI Worldwide	Arup USA	Cabot
Acorda Therapeutics	Asahi Kasei International	Caelum Research Corporation
Adecco	Asbury Automotive Group	California Dental Association
Adient	Ashland	Campbell Soup
ADT Security Services	AT&T	Canadian National Railway
Aera Energy	Automatic Data Processing	Canadian Pacific Railway
Agilent Technologies	Avery Dennison	Career Education
Ahold Delhaize	Avnet	Cargill
Aimia	Axalta Coating Systems	Carlson Wagonlit Travel
Air Liquide	BAE Systems	Carmeuse North America Group
Air Products and Chemicals	Bain & Company	Carnival
Alcoa	Baker Hughes, a GE company	Catalent Pharma Solutions
Alexander & Baldwin	Barrick Gold of North America	Catalyst Paper
Allegheny Technologies	Baxter	Catholic Health Initiatives
Allegis Group	Beam Suntory	CDM Smith
Allergan	Bechtel Nuclear, Security &	Celestica
Alorica	Environmental	CEMEX, Inc.
Alta Resources	Becton Dickinson	Centro
Altice USA	Bemis	CEVA Logistics
Altria Group	Bemis Manufacturing Company	CF Industries
Altus Group	Bendix Commercial Vehicle Systems	CGI Technologies and Solutions
Alyeska Pipeline Service	Berry Plastics	Charter Communications
AMC Networks	Best Buy	Chemours Company
American Cancer Society	BIC Group	Cherokee Nation Businesses
American Greetings	Big Lots	Chewy.com
American Heart Association	Biogen	Chicago Transit Authority
American Red Cross	BMC Software	Children's Healthcare of Atlanta
American Sugar Refining	Board of Pensions of the Presbyterian Church	Children's Hospital & Clinics of Minnesota
American Textile	Boddie-Noell Enterprises	Children's Place
American Tire Distributors	Bombardier Transportation	Choice Hotels International
American University	BorgWarner	CHS
Americas Styrenics	Bose	Chumash Casino Resort
AmeriCold Logistics	Boston Scientific	Church & Dwight
AmerisourceBergen	Bradley	Church of Jesus Christ of Latter-Day Saints
AMETEK	Brembo	Cintas
Amgen	Bridgepoint Education	Cisco Systems
AMSTED Industries	Brink's	City of Fort Worth
Andersen	Brock Group	City of Greensboro
Anheuser-Busch	Brookdale Senior Living	City of Houston
Anvil International	Brown-Forman	City of Philadelphia
Apogee Enterprises	Brunswick	Clean Harbors
Apple	Bryant University	Clearwater Paper Corporation
Applied Research Associates	Build-A-Bear Workshop	Cleveland-Cliffs
AptarGroup	Building Material Distributors	Clorox
Arby's Restaurant Group	Bunge
Archer Daniels Midland

Coca-Cola	ecoATM	Georgia Institute of Technology
Coca-Cola Refreshments	Edgewell Personal Care	Gerdau Long Steel North America
Colgate-Palmolive	Element Fleet Management	Gestamp
Colonial Pipeline Company	Eli Lilly	Gildan Activewear
Colonial Williamsburg Foundation	EMCOR Group	Gilead Sciences
Colsa	Emory University	Girl Scouts of the USA
Columbia Sportswear	Encompass Health Corporation	GL&V
Columbus McKinnon	Endo	Glanbia Group Services
Comcast	Enova International	Glatfelter
Commercial Metals	EnPro Industries	GLOBALFOUNDRIES
CommScope	Environmental Chemical Corp	Glory Global Solutions
Community Coffee	EnvisionRX	GOJO Industries
Community Health Network	Epson America	Graco
Compassion International	Equifax	Graham Management Services LP
Computacenter	Ernst & Young	Grande Cheese
ConAgra Foods	ESCO	Graphic Packaging
Continental Automotive Systems	ESCO Technologies	Greene, Tweed and Co.
Convergys	Essendant	Greif
Cooper Standard Automotive	Essentia Health	GROWMARK
CoorsTek	Estée Lauder	Grupo Cementos de Chihuahua
CoreCivic	Esterline Technologies	GS1 US
Covestro	Etnyre International	H.B. Fuller
Cox Enterprises	Everis	Habitat for Humanity International
CSC ServiceWorks	Expedia	Hallmark Cards
CSX	Experian Americas	Hanesbrands
Cubic	Express Scripts	HarbisonWalker International
Curtiss-Wright	Exterran	Harman International Industries
Cushman & Wakefield	Fairfax County Government	Harris
CVR Energy	Farmer Brothers	Harris Health System
CVS Health	Federal Aviation Administration	Harsco
Dairy Farmers of America	FedEx Express	Harvard Business School Publishing
Darden Restaurants	Ferrara Candy Company	Harvey Industries
Dart Container	Ferro	Hasbro
Dartmouth College	FirstGroup America	HCA Healthcare
Dartmouth Hitchcock Medical Center	FIS	HD Supply
David C. Cook	Fiserv	HDR
Dean Foods	FLEXcon Co	Hendrickson
Decurion	Fluor	Henry Ford Allegiance Health Systems
Delaware North	Fluor Federal Petroleum Operations	Henry Schein
Deluxe	Ford	Herc Rentals
Dematic Group	Fortune Brands Home & Security	Herman Miller
DENSO International	Foundation Medicine	Hershey
Dentsply Sirona	Freeport-McMoRan	Hertz
Department of Defense	Froedtert Health	Hexcel
DePaul University	Frontier Communications	Hi-Crush Proppants
Diageo North America	Fruit of The Loom	High Company
Diebold Nixdorf	FTD Companies	Hill International
Diversey	GAF Materials	Hillenbrand
Donaldson	Galderma	Hilti Inc
Dot Foods	Gates	Hilton Grand Vacations
Duke Realty	GCP Applied Technologies	Hilton Worldwide
DuPont	GE Aviation	Hitachi Solutions America
E.A. Sween Company	GE Healthcare	Hitachi Vantara
E.W. Scripps	General Atomics	HNI
EAB Global	General Cable	HNTB
Eastman Chemical	General Dynamics	Honeywell
Eaton	General Mills	Hormel Foods
EBSCO Industries	General Motors	Host Hotels & Resorts

Houghton Mifflin Harcourt Publishing	Keystone Foods	Masco
Hunt Consolidated	KI, Inc	Matrix Service
Huntington Memorial Hospital	Kimberly-Clark	Mattel
Hunton Andrews Kurth	Kinross Gold	Matthews International
Husky Injection Molding Systems	KLJ Solutions	McCain Foods
IBM	Koch Industries	McClatchy
Idemitsu Lubricants America	Kodak Alaris	McCormick
IDEX Corporation	Kohler	McDonald's
IDEXX Laboratories	KPMG	McLane Company
Ilitch Holdings	Kraft Heinz	MedFlight
INEOS Olefins & Polymers USA	Kronos Worldwide	Medical College of Wisconsin
Ingersoll Rand	Kyocera International	Medical Group Management Assn
Ingevity	L.L. Bean	Medtronic
Ingram Industries	L3 Technologies	Memorial Sloan-Kettering Cancer Center
Insperity	Lamb Weston Holdings	Meritage Homes
Institute for Defense Analyses	Land O'Lakes	Meritor
Institute of Electrical & Electronic Engineers (IEEE)	Lantech	Merrill
Integra Lifesciences	Lear	Methodist Hospital System
Intel	Learning Care Group	Metrie
Intercontinental Hotels Group	Ledcor Group of Companies	MGM Resorts International
International Paper	Leggett and Platt	Miami Children's Hospital
Interpublic Group of Companies	Lehigh Hanson	Microsoft
Intertape Polymer Group	Lehigh University	Milacron
ION Geophysical	Leidos	Mine Safety Appliances
IQVIA	Lend Lease	Minneapolis School District
Irdeto	Lenovo	Minnesota Management & Budget
Iron Mountain	Leprino Foods	Missouri Department of Conservation
Irvine	Leupold & Stevens	Missouri Department of Transportation
Itochu Corporation	LexisNexis Risk	Molex
Itron	Lexmark	Molina Healthcare
ITT Inc.	Lhoist	Momentive Performance Materials
J. Crew	Liberty Global	Mondelez
J.M. Huber	Lieberman Research	Monsanto
Jabil Circuit	Lifetouch	Mosaic
Jacobs Engineering	Lincoln Electric	Motorola Solutions
JANUS Research Group	Lions Clubs International	MTD Products
Jensen Precast	Littelfuse	MTS Systems
JetBlue Airways	Lockheed Martin	Mylan
John Wiley & Sons	L'Oréal	National Academies of Sciences, Engineering, and Medicine
Johns Hopkins University	Louis Dreyfus Company	National Futures Association
Johns Manville	LSC Communications	National Louis University
Johnson & Johnson	Luck Companies	National Multiple Sclerosis Society
Johnson Controls	Lutron Electronics	National Rural Electric Cooperative Association
Johnson Outdoors	Lydall	Nature's Bounty Co.
Judicial Council of California	LyondellBasell	Navicent Health
JW Aluminum	M. A. Mortenson Company	Navy Exchange Enterprise
K. Hovnanian Companies	MAG Aerospace	NCR
Kaiser Foundation Health Plan	Magellan Health Services	Nestle USA
Kansas City Southern	Magellan Midstream Partners	Netsmart Technologies
Kantar Group	Makino	New York Times
KB Home	Mallinckrodt	New York University
KBR	Manpower	Newell Brands
Kellogg	ManTech International	Newmont Mining
Kelly Services	Maricopa Integrated Health System	Nissan North America
Kelsey-Seybold Clinic	Marriott International	NN, Inc.
Kennametal	Mars Incorporated	NORDAM Group
Keurig Green Mountain	Martin Marietta Materials
Mary Kay

Norfolk Southern	Raising Cane's Chicken Fingers	Sidley Austin
Nortek Global HVAC	RAND Corporation	Sig Sauer
North Carolina Office of State Human Resources	Rayonier Advanced Materials	Simpson Housing
Northern Arizona University	Recology	Smithfield Foods
Northrop Grumman	Redbox Automated Retail	SMSC Gaming Enterprise
Northwest Permanente PC	Regency Centers	Snap-on
Norton Health Care	Regeneron Pharmaceuticals	Sodexo
Novartis	Rev Group	Solo Cup
Novelis	Revantage Corporate Services	Sonepar USA
NOW Foods	Revlon	Sonic Corp
Nu Skin Enterprises	Rexnord Corporation	Sony
Nutrien	Reynolds American	Sony Electronics
NYU Langone Medical Center	Rich Products	Southeastern Freight Lines
Oakland University	Ricoh Americas	Sovrn
Occidental Petroleum	Riot Games	Spectrum Health – Grand Rapids Hospitals
Ochsner Health System	Rite-Hite	Spirit AeroSystems
Ohio State University	Robert Bosch	Springfield Clinic
One Call Care Management	Robertshaw Controls	Sprint
Option Care	Rockwell Automation	SPX Corporation
Orange Business Services	Rotary International	SSAB
Orlando Health	Rowan Companies	SSM Health Care St Louis
OSI Group	Royal Caribbean Cruises	St Francis Hospital
Osmotica Pharmaceutical	RSM US LLP	St. Luke's Health System in Boise, Idaho
Pacific Northwest National Laboratory	Ryder System	Stampin' Up!
Palmetto Health Alliance	Ryerson	Standex International
Panasonic of North America	S&C Electric	Stanford University
PAREXEL	S.C. Johnson & Son	Stantec
Parker Hannifin	Sabre Corporation	Star Tribune
Parkview Health	Sage	Starz
Parmalat	Sage Publications	State Corporation Commission
Parsons Corporation	SAIC	State Teachers Retirement System of Ohio
Paychex	Saint-Gobain	Steelcase
Peabody Energy	Sakura	Steris
PepsiCo	Salt Lake County	Stolt-Nielsen
Pharmavite	Samsung	Stryker
Philips Healthcare	San Antonio Water System	Sumitomo Corporation of Americas
Piedmont Healthcare	SAS Institute	Sunbelt Rentals
Polaris Industries	Sasol USA	Swift Transportation
PolyOne	Savannah River Remediation	Sysco Corporation
Port Authority of Allegheny County	Schenck, S.C.	Target
Port of Portland	Schmolz+Bickenbach	TaylorMade Golf
Port of Seattle	Schneider National	TDS Telecom
Praxair	Scholastic	Teacher Retirement System of Texas
Precision Drilling	Schreiber Foods	Tech Data
Preformed Line Products	Scientific Research Corporation	TEGNA
PrimeSource Building Products	Scripps Networks Interactive	Telefonica Global Units
Providence Health & Services	Sealed Air	Terex
PulteGroup	Seaman Corporation	Terumo BCT
Purdue Pharma	Sensata Technologies	Texas Children's Hospital
Purple Innovation	Sensient Technologies	Textron
QTI Human Resources	Sentara Healthcare	Thermo Fisher Scientific
Quest Diagnostics	Service Corporation International	Thyssenkrupp
R.R. Donnelley	ServiceMaster Company	Tiffany & Co.
RaceTrac Petroleum	ServiceSource	Time Warner
Rackspace	SGS – Société Générale de Surveillance	TimkenSteel
Radiac Abrasives	ShawCor	T-Mobile USA
Radisson Hotels	Sherwin-Williams
SICPA

TomTom	University of Miami	W.R. Grace
Toro	University of Michigan-Ann Arbor	Walmart
Total System Service (TSYS)	University of Missouri System	Walt Disney
Transocean	University of Phoenix	Washington River Protection Solution
TransUnion	University of Rochester	Washington University in St. Louis
Treasure Island Resort & Casino	University of Southern California	Waste Management
Trimble	University of Texas – M.D. Anderson Cancer Center	Watts Water Technologies
Trinchero Family Estates	University of Texas at Austin	Wawa
Trinity Consultants	UPS	Wayne Farms
Trinity Health	US Acute Care Solutions	Wellcare Health Plans
Trinity Industries	UT Health Science Center at Houston	Wells Enterprises
Triumph Group	UT Southwestern Medical Center	Wendy's Group
Tronc	Utah Transit Authority	West Pharmaceutical Services
True Value Company	UW Health	Westlake Chemical
Trugreen	Valero Energy	WestRock
TTX	Valvoline	Weyerhaeuser
Tupperware Brands	Van Andel Institute	Whataburger Restaurants
Tyson Foods	Vectrus	Whirlpool
UMass Memorial Healthcare	Vencore	Wilmer Cutler Pickering Hale and Dorr LLP
UNC Health Care	Ventura Foods	Wilsonart
Underwriters Laboratories	VeriSign	Windstream Communications
Unilever United States	Veritiv	Winpak Portion Packaging
Unisys	Verizon	WorldPay
United Continental Holdings	Vertex Pharmaceuticals	Worthington Industries
United Rentals	VF Corporation	WV United Health System
United States Cellular	Viacom	Xanterra Travel Collection
United States Steel	Viad	XPO Logistics
United Way for Southeastern Michigan	Virginia Commonwealth University	Xylem
Universal Health Services	Virginia Department of Transportation	Yanfeng Global Automotive Interior Systems
University of Chicago	Virginia Mason Medical Center	Yazaki
University of Colorado Health	Visiting Nurse Service of NY	Zebra Technologies
University of Louisville	Vollrath Company	ZF TRW Automotive
University of Maryland Faculty Physicians	Vulcan Materials

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Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Eastern Standard time, on January 31, 2020. Online Go to www.investorvote.com/ESE or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.investorvote.com/ESE Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Patrick M. Dewar 02 - Vinod M. Khilnani 03 - Robert J. Phillippy For Against Abstain For Against Abstain 2. Proposal to ratify independent public accounting firm for fiscal 2020. 3. Say on Pay-An advisory vote on the approval of executive compensation. Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signing on behalf of an entity, please sign in entity name by authorized officer or other authorized person and give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 3 2 D V 035CXA B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3. Annual Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — January 31, 2020 Gary E. Muenster and Alyson S. Barclay, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of ESCO Technologies Inc. to be held on January 31, 2020 at 1500 Fifth Avenue South, Naples, Florida 34102, beginning at 9:00 a.m. Eastern Time, and at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated hereon by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy — ESCO Technologies Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ESE

+ The Sample Company Online Go to www.investorvote.com/ESE or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by 1:00 a.m., Eastern Standard time, on January 31, 2020. Important Notice Regarding the Availability of Proxy Materials for the ESCO Technologies Inc. 2020 Annual Shareholder Meeting to be Held on January 31, 2020 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.investorvote.com/ESE Easy Online Access — View your proxy materials and vote. Step 1: Step 2: Step 3: Step 4: Step 5: Go to www.investorvote.com/ESE. Click on the icon on the right to view meeting materials. Return to the investorvote.com window and follow the instructions on the screen to log in. Make your selections as instructed on each screen for your delivery preferences. Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before January 17, 2020 to facilitate timely delivery. + 2 N O T 035CZA Shareholder Meeting Notice

The 2020 Annual Meeting of Shareholders of ESCO Technologies Inc. will be held on January 31, 2020 at 1500 Fifth Avenue South, Naples, Florida 34102, beginning at 9:00 a.m. Eastern Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2 and 3: 1. 2. 3. To elect Patrick M. Dewar, Vinod M. Khilnani and Robert J. Phillippy as directors of the company to serve for three-year terms expiring in 2023. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020. Say on Pay-An advisory vote to approve the compensation of the Company’s executive officers. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — — — Internet – Go to www.investorvote.com/ESE. Phone – Call us free of charge at 1-866-641-4276. Email – Send an email to investorvote@computershare.com with “Proxy Materials ESCO Technologies Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by January 17, 2020. Shareholder Meeting Notice